Exhibit 10.1

Clinical Trial Collaboration and Supply Agreement

by and between

MSD International Business GmbH

and

Collaborator (as defined below)

Clinical Trial Collaboration and Supply Agreement - Information Sheet

MSD Agreement Number (LKR Number)	[***]
Collaborator Entity Name	IDEAYA Biosciences, Inc.
Collaborator Address	7000 Shoreline Court, Suite 350, South San Francisco, CA 94080
Collaborator Class Compound	poly(ADP-ribose) glycohydrolase (PARG) inhibitor
Collaborator Compound	IDE161
Collaborator Clinical Trial

The Phase 1a/1b, open-label, multi-center, dose escalation/optimization and dose expansion study evaluating the safety, PK, PD, and preliminary efficacy of IDE161 as monotherapy and in combination with pembrolizumab in adult participants with advanced or metastatic solid tumors

Collaborator JDC Escalation Person Title	Darrin Beaupre
Collaborator Notice Block

IDEAYA Biosciences, Inc.

11710 El Camino Real

San Diego, CA 92130

Attention: Chief Medical Officer

Email: dbeaupre@ideayabio.com

with copy to:

IDEAYA Biosciences, Inc.

7000 Shoreline Court, Suite 350

South San Francisco, CA 94080

Attention: Legal Department

Email: legal@ideayabio.com

Effective Date	March 8, 2024
Safety Gate	Yes

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

CLINICAL TRIAL COLLABORATION AND SUPPLY AGREEMENT

This Clinical Trial Collaboration and Supply Agreement is entered into as of the Effective Date, by and between MSD International Business GmbH (“MSD”), having a place of business at [***], and Collaborator (as defined below), having a place of business at the Collaborator Address (as defined below). MSD and Collaborator are each referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

A.
MSD holds intellectual property rights to the MSD Compound (as defined below) and is developing the MSD Compound for the treatment of certain tumor types.
B.
Collaborator is developing the Collaborator Compound (as defined below) for the treatment of certain tumor types.
C.
Collaborator desires to sponsor the Collaborator Clinical Trial (as defined below) in which the Collaborator Compound and the MSD Compound would be dosed in Combination (as defined below).
D.
MSD and Collaborator, consistent with the terms of this Agreement (as defined below), desire to collaborate as described herein, including by providing the MSD Compound and the Collaborator Compound for the MSD Compound Study (as defined below).

NOW, THEREFORE, in consideration of the following mutual promises, covenants and conditions, the Parties, intending to be legally bound, hereby agree as follows:

1.
DEFINITIONS.

For all purposes of this Agreement, the capitalized terms defined in this Article 1 and throughout this Agreement shall have the meanings herein specified.

1.1.
“Affiliate” means, with respect to either Party, a firm, corporation or other entity that, now or hereafter, directly or indirectly owns or controls such Party, or, now or hereafter, is owned or controlled by such Party, or is under common ownership or control with such Party for so long as such control exists. The word “control” as used in this definition means: (i) the direct or indirect ownership of fifty percent (50%) or more of the outstanding voting securities of a legal entity; or (ii) possession, directly or indirectly, of the power to direct the management or policies of a legal entity through the ownership of voting securities, contract rights, voting rights, corporate governance or otherwise.
1.2.
“Agreement” means this agreement (including all appendices, Exhibits and Schedules attached hereto), as this agreement may be amended by the Parties from time to time, in accordance with Section 16 (Entire Agreement; Amendment; Waiver).

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.3.
“Alliance Manager” means the alliance managers appointed by the Parties in accordance with Section 2.3 (Joint Development Committee; Managers).
1.4.
“Applicable Law” means all federal, state, local, national and regional statutes, laws, rules, regulations and directives applicable to a particular activity hereunder, including performance of clinical trials, medical treatment and the processing and protection of personal and medical data, that may be in effect from time to time, including: (i) those promulgated by any Regulatory Authority; (ii) cGMP and GCP; (iii) Data Protection Law; (iv) export control and economic sanctions regulations that prohibit the shipment of United States-origin products and technology to certain restricted countries, entities and individuals; (v) anti-bribery and anti-corruption laws pertaining to interactions with government agents, officials and representatives; (vi) laws and regulations governing payments to healthcare providers; (vii) the listing or other rules or regulations of any stock exchange; and (viii) health, safety and environmental protections.
1.5.
“Arising IP” shall have the meaning given to such term in Section 3.10.3.
1.6.
“Business Day” means any day other than a Saturday, Sunday, or a day on which commercial banks located in the country (or, if in the United States, in the state) where the applicable obligations are to be performed are authorized or required by law to be closed.
1.7.
“cGMP” means the Good Manufacturing Practices officially published and interpreted by EMA, FDA and other applicable Regulatory Authorities as applicable to the Manufacture of the Compounds.
1.8.
“Change of Control” means: (a) the sale of all or substantially all of such Collaborator’s assets or business relating to the Collaborator Compound; or (b) a merger, reorganization or consolidation involving Collaborator in which the voting securities immediately prior thereto cease to represent at least fifty percent (50%) of the combined voting power of the surviving entity immediately after such merger, reorganization or consolidation; or (c) any Third Party (or group of Third Parties acting in concert) becoming the beneficial owner directly or indirectly, of fifty percent (50%) or more of the total voting power of Collaborator.
1.9.
“Clinical Supply Quality Agreement” means an agreement to be entered into by the Parties pursuant to Section 2.4 (Clinical Supply Quality Agreement) to address and govern the quality and handling of clinical drug to be supplied by the Parties for use in the MSD Compound Study.
1.10.
“Clinical Data” means Collaborator Clinical Data, Joint Clinical Data and MSD Clinical Data.
1.11.
“Clinical Safety Data” means all safety and tolerability data from the portions of the Collaborator Clinical Trial that do not contain the MSD Compound or other clinical trials involving the Collaborator Compound, including all safety reports containing information on

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

adverse events, SAEs, and other information required by any applicable Regulatory Authority, including summary tables of laboratory and radiographic data.
1.12.
“CMC” means “Chemistry Manufacturing and Controls”, as such term of art is used in the pharmaceutical industry.
1.13.
“Collaborator” means the entity specified in the “Collaborator Entity Name” row of the Information Sheet.
1.14.
“Collaborator Address” means the address set forth for Collaborator in the “Collaborator Address” row of the Information Sheet.
1.15.
“Collaborator Background Patents” means any Patent Controlled by Collaborator or its Affiliate [***].
1.16.
“Collaborator Class Compound” means the class of compounds set forth in the “Collaborator Class Compound” row of the Information Sheet.
1.17.
“Collaborator Clinical Data” means all data (including raw data) and results generated by or on behalf of either Party or at either Party’s direction, or by or on behalf of the Parties together or at their direction, in the course of the Collaborator Compound Arm(s), if any Collaborator Compound Arm(s) are included in the Collaborator Clinical Trial. Collaborator Clinical Data does not include Sample Testing Results, Joint Clinical Data or MSD Clinical Data.
1.18.
“Collaborator Clinical Trial” means the clinical trial set forth in the “Collaborator Clinical Trial” row of the Information Sheet, as further described in Section 2.1 (The Collaborator Clinical Trial).
1.19.
“Collaborator Compound” means the compound set forth in the “Collaborator Compound” row of the Information Sheet, [***].
1.20.
“Collaborator Compound Arm(s)” means any portion of the Collaborator Clinical Trial where patients are intended to receive the Collaborator Compound either alone or in concomitant or sequential administration with one or more treatments, but not in combination with the MSD Compound.
1.21.
“Collaborator Escalation Contact” means the person set forth in the “Collaborator JDC Escalation Person Title” row of the Information Sheet.
1.22.
“Collaborator Inventions” means all Inventions relating to [***].
1.23.
“Combination” means the use or method of using the Collaborator Compound and the MSD [***].

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.24.
“Combination Arm(s)” means the portion of the Collaborator Clinical Trial where patients are intended to receive the Collaborator Compound and the MSD Compound in Combination [***].
1.25.
“Compounds” means the Collaborator Compound and the MSD Compound. A “Compound” means either the Collaborator Compound or the MSD Compound.
1.26.
“Confidential Information” means any information (including personal data), Know-How or other proprietary information or materials furnished to a Receiving Party by or on behalf of a Disclosing Party in connection with this Agreement, except to the extent that such information or materials, as demonstrated by competent evidence: (i) was already known to the Receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the Disclosing Party; (ii) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party; (iii) became generally available to the public or otherwise part of the public domain after its disclosure and other than through a breach of this Agreement by the Receiving Party; (iv) was disclosed to the Receiving Party by a Third Party who had no obligation to the Disclosing Party not to disclose such information to others; or (v) was subsequently developed by the Receiving Party without use of the Disclosing Party’s Confidential Information. MSD Clinical Data is deemed the Confidential Information of MSD (and MSD is the “Disclosing Party” and Collaborator the “Receiving Party” with respect to the same). [***] is deemed the Confidential Information of Collaborator (and Collaborator is the “Disclosing Party” and MSD the “Receiving Party” with respect to the same). [***] deemed to be the Confidential Information of both Parties.
1.27.
“Control” or “Controlled” means, with respect to particular information or intellectual property, that the applicable Party or its Affiliate owns or has a license to such information or intellectual property and has the ability to grant a right, license or sublicense as provided for herein [***].
1.28.
“Controlling Party” shall have the meaning given to such term in Section 10.5.5.
1.29.
“Cost Sharing Countries” shall have the meaning given to such term in Section 10.3 (Prosecution).
1.30.
“CTA” means an investigational new drug application, clinical trial authorization application, Investigational Medicinal Product Dossier, or similar application or submission (including any supplements of any of the foregoing) for approval to conduct human clinical investigations of a product filed with or submitted to a Regulatory Authority in accordance with requirements of such Regulatory Authority.
1.31.
“Data Protection Law” means any applicable data protection or privacy law to which a Party is subject in connection with this Agreement.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.32.
“Data Protection Terms” means Exhibit C hereto.
1.33.
“Data Sharing Schedule” means the schedule attached hereto as Schedule I.
1.34.
“Defending Party” means a Party controlling the defense of an action pursuant to Section14.2.3 (Procedure).
1.35.
“Delivery” means, with respect to a given quantity of (i) the MSD Compound[***] and, (ii) the Collaborator Compound, [***]. “Deliver” shall have a correlative meaning.
1.36.
“Developing Party” shall have the meaning given to such term in Section 3.10.3.
1.37.
“Disclosing Party” means a Party (or its Affiliate) disclosing Confidential Information of such Party hereunder.
1.38.
“Effective Date” means the date set forth in the “Effective Date” row of the Information Sheet.
1.39.
“EMA” means the European Medicines Agency and any successor agency.
1.40.
“Exclusions List” means: (i) List of Excluded Individuals and Entities on the U.S. Department of Health and Human Services, Office of Inspector General (OIG) website including 42 U.S.C. 1320a-7 (https://www.oig.hhs.gov/exclusions/index.asp); (ii) the U.S. General Services Administrator’s list of Parties Excluded from Federal Programs – System for Award Management (https://sam.gov/content/exclusions) and (iii) the debarment list promulgated under 21 U.S.C.335a (https://www.fda.gov/inspections-compliance-enforcement-and-criminal-investigations/compliance-actions-and-activities/fda-debarment-list-drug-product-applications.
1.41.
“FCPA” means the U.S. Foreign Corrupt Practices Act.
1.42.
“FDA” means the United States Food and Drug Administration.
1.43.
“Freedom-to-Operate License” means a license to be granted by a Party to the other Party in the event this Agreement is amended or a new agreement is executed for the purpose of conducting a Subsequent Study in accordance with Section 2.9.
1.44.
“GCP” means the Good Clinical Practices officially published by EMA, FDA and the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use that may be in effect from time to time and applicable to the testing of the Compounds.
1.45.
“Government Official” means: (i) any officer or employee of a government or any department, agency or instrument of a government; (ii) any Person acting in an official capacity for or on behalf of a government or any department, agency, or instrument of a government; (iii) any officer or employee of a company or business owned in whole or part

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

by a government; (iv) any officer or employee of a public international organization such as the World Bank or United Nations; (v) any officer or employee of a political party or any Person acting in an official capacity on behalf of a political party; or (vi) any candidate for political office; who, in each of the foregoing cases (i) through (vi), when such Government Official is acting in an official capacity or in an official decision-making role, has responsibility for performing regulatory inspections, government authorizations or licenses, or otherwise has the capacity to make decisions with the potential to affect the business of either Party.
1.46.
“Information Sheet” means the table entitled Information Sheet set forth just before the preamble to this Agreement.
1.47.
“Inventions” means all inventions and discoveries, whether or not patentable, that are made, conceived, or first actually reduced to practice by or on behalf of a Party, or by or on behalf of the Parties together: [***].
1.48.
“Joint Clinical Data” means all data (including raw data) and results generated by or on behalf of either Party or at either Party’s direction, or by or on behalf of the Parties together or at their direction, in the course of the Combination Arm(s), [***]; provided however, that Joint Clinical Data does not include [***].
1.49.
“Joint Development Committee” or “JDC” means the committee to be established by the Parties pursuant to Section 2.3 (Joint Development Committee; Managers).
1.50.
“Joint Patent” means a Patent with respect to any Joint Invention.
1.51.
“Joint Invention” means any [***].
1.52.
“Know-How” means any proprietary invention, innovation, improvement, development, discovery, computer program, device, trade secret, method, know-how, process, technique or the like, including manufacturing, use, process, structural, operational and other data and information, whether or not written or otherwise fixed in any form or medium, regardless of the media on which contained and whether or not patentable or copyrightable, that is not generally known or otherwise in the public domain.
1.53.
“Liability” means any loss, damage, reasonable costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with any claim, proceeding, or investigation by a Third Party arising out [***].
1.54.
“Manufacture,” “Manufactured,” or “Manufacturing” means all activities related to the manufacture of a Compound, including planning, purchasing, manufacture, processing, compounding, storage, filling, packaging, waste disposal, labeling, leafleting, testing, quality assurance, sample retention, stability testing, release, dispatch and supply.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.55.
“Manufacturer’s Release” or “Release” has the meaning ascribed to release of the MSD Compound in the Clinical Supply Quality Agreement.
1.56.
“Manufacturing Site” means the facilities where a Compound is Manufactured by or on behalf of a Party.
1.57.
“MSD” has the meaning set forth in the preamble to this Agreement.
1.58.
“MSD Background Patents” means any Patent Controlled by MSD or its Affiliate that claims or covers the Combination and is not a Joint Patent. [***].
1.59.
“MSD Clinical Data” means all data (including raw data) and results generated by or on behalf of either Party or at either Party’s direction, or by or on behalf of the Parties together or at their direction, in the course of the MSD Compound Arm(s), if any MSD Compound Arm(s) are included in the Collaborator Clinical Trial; provided however, that MSD Clinical Data does not include [***].
1.60.
“MSD Compound” means pembrolizumab, a humanized anti-human PD-1 monoclonal antibody[***].
1.61.
“MSD Compound Arm(s)” means any portion of the Collaborator Clinical Trial where patients are intended to receive the MSD Compound either alone or in combination with one or more treatments but not in Combination with the Collaborator Compound.
1.62.
“MSD Compound Study” means the arms of the Collaborator Clinical Trial where patients are intended to receive the MSD Compound either alone or in combination with one or more treatments (including the Collaborator Compound), as further described in Section 2.1 (The Collaborator Clinical Trial).
1.63.
“MSD Compound Study Completion” means: (i) the date when the last patient enrolled in the MSD Compound Study has completed their last study-related assessment for evaluation excluding survival follow-up; or (ii) an alternative date as agreed to by the JDC in writing.
1.64.
“MSD Inventions” means all Inventions related to or covering [***], and not related to or covering [***], and any improvements related thereto, regardless of whether such Invention was invented solely by MSD or Collaborator or jointly by the Parties.
1.65.
“NDA” means a New Drug Application, Biologics License Application, Marketing Authorization Application, filing pursuant to Section 510(k) of the United States Federal Food, Drug and Cosmetic Act, or similar application or submission for a marketing authorization of a product filed with a Regulatory Authority to obtain marketing approval for a biological, pharmaceutical or diagnostic product in a country or group of countries.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.66.
“Non-Conformance” means, with respect to a given unit of Compound: (i) an event that deviates from an approved cGMP requirement with respect to the applicable Compound, such as a procedure, Specification, or operating parameter, or that requires an investigation to assess impact to the quality of the applicable Compound; or (ii) that such Compound failed to meet the applicable representations and warranties set forth in Article 8 (Supply and Use of Compounds) or Section 13.2 (Compounds). “Non-Conforming” shall have a correlative meaning.
1.67.
“Non-Cost Sharing Countries” shall have the meaning given to such term in Section 10.3 (Prosecution).
1.68.
“Non-Pursuing Party” shall have the meaning given to such term in Section 10.3 (Prosecution).
1.69.
“Parties” and “Party” have the meanings set forth in the preamble to this Agreement.
1.70.
“Patent” means (i) a patent application, (ii) any additions, priority applications, divisions, continuations, and continuations-in-part of the patent application, and (iii) all patents issuing on any of the foregoing patent applications, together with all invention certificates, substitutions, reissues, reexaminations, registrations, supplementary protection certificates, confirmations, renewals, and extensions of any of (i), (ii), or (iii), in any and all jurisdictions worldwide.
1.71.
“PD-1 Antagonist” means any [***].
1.72.
“Person” means any entity, including any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, or governmental entity.
1.73.
“Pharmacovigilance Agreement” means the pharmacovigilance agreement to be executed by the Parties pursuant to Section 2.6 (Pharmacovigilance Agreement).
1.74.
“Project Manager” means the Project Managers to be designated by the Parties pursuant to Section 2.3 (Joint Development Committee; Managers).
1.75.
“Protocol” means the written documentation that describes the Collaborator Clinical Trial and sets forth specific activities to be performed as part of the conduct of the Collaborator Clinical Trial.
1.76.
“Pursuing Party” shall have the meaning given to such term in Section 10.3 (Prosecution).
1.77.
“Receiving Party” means a Party (or its Affiliate or representative) receiving Confidential Information of the other Party hereunder.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.78.
“Regulatory Approvals” means, with respect to a Compound, any and all permissions (other than the Manufacturing approvals) required to be obtained from any Regulatory Authority or other competent authority for the development, registration, importation and distribution of such Compound in any jurisdiction for use in the MSD Compound Study.
1.79.
“Regulatory Authorities” means the FDA, national regulatory authorities, the EMA, any successor agency to the FDA or EMA and any agency or authority performing some or all of the functions of the FDA or EMA in any jurisdiction.
1.80.
“Regulatory Documentation” means all submissions to Regulatory Authorities in connection with the development of a Compound, including all CTAs and amendments thereto, NDAs and amendments thereto, drug master files, correspondence with regulatory agencies, periodic safety update reports, adverse-event files, complaint files, inspection reports and manufacturing records, in each case together with all supporting documents (including any documents that include Clinical Data).
1.81.
“Related Agreements” means the Pharmacovigilance Agreement and the Clinical Supply Quality Agreement.
1.82.
“Related Entities” means, with respect to each of Collaborator and MSD, such Party’s Affiliates and its and their directors, officers, employees and others acting on its or their behalf, including their respective Subcontractors.
1.83.
“Restricted Rights” shall have the meaning given to such term in Section 10.3 (Prosecution)
1.84.
“Right of Reference” means the “right of reference” defined in Title 21 of the U.S. Code of Federal Regulations, Part 314.3(b) or any non-U.S. equivalent including, with regard to a Party, allowing the applicable Regulatory Authority in a country to have access to relevant information and data (by cross-reference, incorporation by reference or otherwise) contained in Regulatory Documentation filed with such Regulatory Authority with respect to a Party’s Compound.
1.85.
“SAE” means a serious adverse event.
1.86.
“Samples” means biological specimens collected from subjects participating in the MSD Compound Study, including any urine, blood and tissue samples.
1.87.
“Sample Testing” means the analyses to be performed by each Party using the applicable Samples, as described in the Sample Testing Schedule.
1.88.
“Sample Testing Results” means the data and results arising from the Sample Testing.
1.89.
“Sample Testing Schedule” means the schedule attached hereto as Schedule II.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.90.
“Sensitive Information” means [***] Confidential Information relating to MSD Inventions, the MSD Compound or the Combination.
1.91.
“Specifications” means the requirements to which a Compound must conform. The Specifications for a Compound will be set forth in the certificate of analysis accompanying each batch of Compound supplied for use in the MSD Compound Study.
1.92.
“Subcontractors” means any and all Third Parties to whom a Party delegates any of its obligations hereunder.
1.93.
“Subsequent Study” means a registrational study for the Combination in the same indication(s) and line(s) of therapy as that included in the Combination Arm(s).
1.94.
“Sunshine Act” shall mean the Physician Payments Sunshine Act as amended from time to time.
1.95.
“Term” means the term of this Agreement, as set forth in Section 6.1 (Term).
1.96.
“Third Party” means any Person or entity other than Collaborator, MSD or their respective Affiliates.
1.97.
“Third-Party Infringement” means any [***].
1.98.
“Toxicity and Safety Data” means all clinical adverse-event information or patient-related safety data [***].
1.99.
“Transparency Report” means a transparency report in connection with reporting payments and other transfers of value made to health-care professionals, including investigators, steering-committee members, data-monitoring committee members, and consultants in connection with the MSD Compound Study in accordance with reporting requirements under Applicable Law, including the Sunshine Act and state gift laws, and the European Federation of Pharmaceutical Industries and Associations Disclosure Code, and a Party’s applicable policies.
1.100.
“VAT” means a value-added or similar tax.
1.101.
“Vial” means a single vial of MSD Compound[***].
1.102.
“Violation” means that a Party or any of its officers or directors or any other personnel (or other permitted agents of a Party performing activities hereunder) has been: (i) convicted of any of the felonies identified among the Exclusion Lists or (ii) identified or listed as having an active exclusion on any Exclusion List; or (iii) listed by any US Federal agency as being suspended, proposed for debarment, debarred, excluded or otherwise ineligible to participate in Federal procurement or non-procurement programs, including under any Exclusion List.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

2.
PERFORMANCE OF THE AGREEMENT. RELATED AGREEMENTS.
2.1.
The Collaborator Clinical Trial. Collaborator is conducting or intends to conduct the Collaborator Clinical Trial, which Collaborator Clinical Trial has or is intended to have a Combination Arm(s). In addition, the Collaborator Clinical Trial may (or may not) have a Collaborator Compound Arm(s), an MSD Compound Arm(s), or both. The term “Collaborator Clinical Trial” as used in this Agreement refers to the Collaborator Clinical Trial as a whole, including the Combination Arm(s), and any Collaborator Compound Arm(s) or MSD Compound Arm(s) that form or are intended to form a part of the Collaborator Clinical Trial. The term “MSD Compound Study” refers to the Combination Arm(s) and any MSD Compound Arm(s) that form or are intended to form a part of the Collaborator Clinical Trial. Collaborator Clinical Trial, Collaborator Compound Arm(s), Combination Arm(s), MSD Compound Arm(s) and MSD Compound Study all refer to such arms as are intended to be conducted in accordance with the Protocol, including the Protocol as may be amended in accordance with Article 4 (PROTOCOL AND INFORMED CONSENT; CERTAIN COVENANTS).
2.2.
Generally. Each Party shall: (i) contribute such resources as are necessary to conduct the activities contemplated by this Agreement; and (ii) act in good faith in performing its obligations under this Agreement and each Related Agreement to which it is a Party.
2.3.
Joint Development Committee; Managers; Escalation.
2.3.1.
The Parties shall form the Joint Development Committee made up of an equal number of representatives of MSD and Collaborator, which shall have responsibility for coordinating all regulatory and other activities under, and pursuant to, this Agreement (except for activities under, and pursuant to, Article 10 (INTELLECTUAL PROPERTY)). Representatives of MSD and Collaborator on the JDC shall be entitled to one collective vote on behalf of each of MSD and Collaborator, respectively, on all matters upon which the JDC have the right to decide under this Agreement. Each Party shall designate a Project Manager who shall be responsible for implementing and coordinating activities and facilitating the exchange of information between the Parties with respect to the MSD Compound Study and shall be entitled to attend meetings of the JDC. JDC members will be agreed by both Parties.
2.3.2.
Unless otherwise agreed by the JDC, the JDC shall meet a minimum of [***] (with the Parties agreeing to the timing of the first meeting within [***] days following the Effective Date), to provide an update on the progress of the MSD Compound Study. The JDC may meet in person or by means of teleconference, internet conference, videoconference or similar means. Prior to any such meeting, Collaborator’s Project Manager shall provide a written update to MSD’s Project Manager and Alliance Manager containing information about the overall progress of the MSD Compound

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Study, recruitment status, interim analysis (if available), final analysis and other information relevant to the conduct of the MSD Compound Study (and data relating to the Collaborator Clinical Trial reasonably requested by MSD and relevant to the MSD Compound Study).
2.3.3.
In addition to a Project Manager, each Party shall designate an Alliance Manager who shall serve as the primary point of contact for any issues arising under this Agreement and shall endeavor to ensure clear and responsive communication and the effective exchange of information between the Parties. The Alliance Managers shall have the right to attend all JDC meetings and may bring to the attention of the JDC any matters either of them reasonably believes should be discussed and shall have such other responsibilities as the Parties may mutually agree.
2.3.4.
In the event that (i) an issue arises and the Alliance Managers do not, after good faith efforts, reach agreement on such issue, (ii) there is a decision to be made by the JDC on which the members of the JDC do not agree, or (iii) the Parties cannot agree on a matter in respect of the Protocol, the issue shall be elevated to the Senior Vice President of Clinical Research for MSD and the Collaborator Escalation Contact. In the event such escalation does not result in resolution or consensus: (x) MSD shall have final decision-making authority with respect to issues related to MSD Compound (including, but not limited to PD-1 Antagonists and any biomarkers related to MSD Compound); and (y) Collaborator shall have final decision-making authority with respect to issues related to Collaborator Compound.
2.4.
Clinical Supply Quality Agreement. The Parties will execute the Clinical Supply Quality Agreement prior to any supply of MSD Compound hereunder, and no later than [***] days after the Effective Date. The Clinical Supply Quality Agreement shall, among other things: (i) detail classification of any Non-Conforming MSD Compound; (ii) include criteria for Manufacturer’s Release and related certificates and documentation; (iii) include criteria and timeframes for acceptance of MSD Compound; (iv) include procedures for the resolution of disputes regarding any Non-Conforming MSD Compound; (v) detail procedures and rights with respect to audit and inspection rights for Manufacturing sites; and (vi) include provisions governing the recall of Compounds. Quality matters and the Manufacture of the MSD Compound shall be governed by the terms of the Clinical Supply Quality Agreement in addition to the relevant quality provisions of this Agreement.
2.5.
Data Protection. The Parties will comply with the Data Protection Terms set forth on Exhibit C.
2.6.
Pharmacovigilance Agreement. The Parties will execute the Pharmacovigilance Agreement prior to MSD Delivering MSD Compound to Collaborator hereunder. The Pharmacovigilance

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Agreement will: (i) include safety data exchange procedures; (ii) facilitate appropriate safety reviews; (iii) govern the coordination of collection, investigation, reporting, and exchange of information concerning any adverse experiences, pregnancy reports, and any other safety information arising from or related to the use of the MSD Compound and Collaborator Compound in the MSD Compound Study; and (iv) enable the Parties and their Affiliates to fulfill local and international regulatory reporting obligations to Regulatory Authorities, all of the foregoing in accordance with Applicable Law. For the avoidance of doubt, the obligations to provide safety data under the Pharmacovigilance Agreement will be independent of any obligations to provide safety data pursuant to this Agreement.
2.7.
Delegation of Obligations. Each Party shall have the right to delegate any portion of its obligations hereunder only: (i) to such Party’s Affiliates; (ii) to Third Parties for purposes of performing MSD Compound Study activities or conducting Sample Testing for such Party; provided that such Third Parties shall be reputable and possess necessary skills and experience in relevant disciplines to undertake such activities in accordance with industry standards; (iii) to the extent related to the Manufacture of such Party’s Compound; or (iv) upon the other Party’s prior consent. Notwithstanding any delegation of its obligations hereunder, each Party shall remain solely and fully liable for the performance of its Affiliates and Subcontractors under this Agreement. Each Party shall ensure that each of its Affiliates and Subcontractors performs such Party’s obligations pursuant to the terms of this Agreement. Each Party shall use reasonable efforts to obtain and maintain copies of documents relating to the obligations performed by its Affiliates and Subcontractors that are required to be provided to the other Party under this Agreement. Upon MSD’s request, Collaborator shall provide to MSD a complete and accurate list of Collaborator’s Subcontractors.
2.8.
Relationship. Without prejudice to Section 2.9 (Subsequent Study), this Agreement does not create any obligation for either Party to provide any compound other than its Compound or to provide its Compound for any activities other than the MSD Compound Study. Except as expressly set forth in Section 2.9 (Subsequent Study), nothing in this Agreement shall: [***]. Each Party acknowledges and agrees that nothing in this Agreement shall be construed as a representation or inference that the other Party will not develop for itself, or enter into business relationships with other Third Parties regarding, any products, programs, studies (including combination studies), technologies or processes that are similar to or that may compete with the Combination or any other product, program, technology or process, [***]. Notwithstanding the foregoing, and notwithstanding any implication to the contrary in this Agreement, [***]. Collaborator and MSD have no obligation to renew this Agreement or apply this Agreement to any clinical trial other than the Collaborator Clinical Trial. Except as expressly set forth in Section 2.9 (Subsequent Study), nothing in this Agreement obligates

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

the Parties to enter into any agreement other than the Related Agreements now or in the future.
2.9.
Subsequent Study. During the Term and for a period of [***] thereafter, either Party shall have the option to propose amending this Agreement (and the Related Agreements as necessary) or negotiating a new agreement, as appropriate, for the purpose of conducting a Subsequent Study. Neither Party will have any obligation to agree upon the details of or execute any such amendment or agreement; provided, however, in the event this Agreement is amended or a new agreement is executed for the purpose of conducting a Subsequent Study, the Parties shall grant to each other a non-exclusive, worldwide, royalty-free, fully paid-up, transferable, and sublicensable license [***]. Notwithstanding such [***]License, in no event shall: [***].
3.
CONDUCT OF THE MSD COMPOUND STUDY.
3.1.
Sponsor. Collaborator shall act as the sponsor of the Collaborator Clinical Trial under its own CTA for the Collaborator Compound with a Right of Reference to the CTA of the MSD Compound as described in Section 3.5 (Regulatory Matters); provided, however, that in no event shall Collaborator file an additional CTA for the MSD Compound Study unless required by Regulatory Authorities to do so. If a Regulatory Authority requests such an additional CTA for the MSD Compound Study, the Parties shall meet and agree on an approach to address such requirement.
3.2.
Clinical Safety Data Review. If the Information Sheet indicates that this Agreement contains a safety gate (i.e. “Yes” is selected for the Safety Gate (Yes/No) row), then this Section 3.2 (Clinical Safety Data Review) shall apply to this Agreement. If “No” is selected, for such Safety Gate row, then this Section 3.2 (Clinical Safety Data Review) shall be deemed omitted from this Agreement and shall not apply. [***].
3.3.
Performance. Collaborator shall ensure that the MSD Compound Study and all related activities are performed in accordance with this Agreement, the Protocol and all Applicable Law, including GCP.
3.4.
Debarred Personnel; Exclusions Lists. Collaborator certifies that it has not and shall not use in any capacity the services of any person, including any subcontractor or individual, that has been excluded, debarred, suspended, proposed for suspension or debarment, in Violation or otherwise ineligible for government programs including Title 21 U.S.C. Section 335a or any foreign equivalent thereof. Collaborator has, as of the Effective Date screened itself, and its Affiliates’ officers and directors against the Exclusions Lists and has informed MSD whether it or any of its employees, officers or directors is or has been in Violation. Collaborator shall notify MSD in writing immediately if any suspension, proposed debarment, debarment or Violation occurs or comes to its attention with respect to any

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Person performing activities related to the MSD Compound Study or otherwise related to activities under this Agreement.
3.5.
Regulatory Matters.
3.5.1.
Collaborator shall: (i) obtain all Regulatory Approvals from all Regulatory Authorities, ethics committees and institutional review boards with jurisdiction over the MSD Compound Study prior to its initiation; and (ii) follow all directions from any such Regulatory Authorities, ethics committees and institutional review boards.
3.5.2.
MSD shall have the right (but not the obligation) to participate in any discussions (including meetings) with a Regulatory Authority regarding matters related to the MSD Compound Study or the MSD Compound and to collaborate on questions posed to Regulatory Authorities regarding design and conduct of the MSD Compound Study. Regardless of whether a Party participates in such discussions, each Party shall share with the other Party formal minutes of such discussions (subject to any necessary redactions to protect the Party’s Confidential Information) to the extent they concern the other Party’s Compound or the MSD Compound Study; for the avoidance of doubt, this includes formal minutes of such discussions prior to the execution of this Agreement.
3.5.3.
Prior to submission of any Regulatory Documentation related to [***], MSD shall have the right to review and comment on such Regulatory Documentation and Collaborator shall consider all comments from MSD in good faith. To the extent the Parties cannot agree regarding the contents of the Regulatory Documentation: (x) Collaborator shall have final decision-making authority with respect to matters in the Regulatory Documentation related to [***]; (y) MSD shall have final decision-making authority with respect to matters in the Regulatory Documentation related to [***]; and (z) all other matters in respect of the Regulatory Documentation on which the Parties cannot agree shall be resolved in accordance with Section 2.3 (Joint Development Committee; Managers; Escalation).
3.5.4.
MSD shall authorize Collaborator to cross-reference the appropriate MSD Compound NDA or CTAs as necessary to enable Collaborator to conduct the MSD Compound Study. If MSD’s NDA or CTA is not available in a given country or region or cannot be cross referenced, MSD and Collaborator will discuss and agree on an approach to support Collaborator’s CTA in such country or region, [***].
3.5.5.
If Collaborator receives a query from any Regulatory Authority that pertains specifically to the MSD Compound, Collaborator shall promptly provide such query to MSD and MSD shall provide written response for Collaborator to forward to the Regulatory Authority.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

3.6.
Investigator’s Brochure for MSD Compound. MSD shall provide Collaborator with (i) the current investigator’s brochure for the MSD Compound promptly following the Effective Date and before the initiation of the MSD Compound Study and (ii) any material updates or changes to the investigator’s brochure for the MSD Compound within [***] of internal approval during the Term for use by Collaborator as needed for regulatory and safety purposes. All versions of MSD’s investigator’s brochure for the MSD Compound provided by MSD to Collaborator shall be MSD Confidential Information.
3.7.
Documentation. Collaborator shall maintain reports and all related documentation in good scientific manner and in compliance with Applicable Law. Collaborator shall provide to MSD all Collaborator Clinical Trial information and documentation reasonably requested by MSD to enable MSD to: (i) comply with any of its legal, regulatory or contractual obligations, or any request by any Regulatory Authority related to the MSD Compound; and (ii) determine whether the MSD Compound Study has been performed in accordance with this Agreement.
3.8.
Copies. Collaborator shall provide to MSD copies of all Joint Clinical Data and any MSD Clinical Data in electronic form or other mutually agreeable alternate form and on the timelines specified in the Data Sharing Schedule or mutually agreed; provided, however, that a complete copy of the Joint Clinical Data and any MSD Clinical Data shall be provided to MSD no later than [***] days following MSD Compound Study Completion or any sooner termination of this Agreement. Collaborator shall ensure that: (i) all patient authorizations and consents required under Applicable Law in connection with the Collaborator Clinical Trial permit such sharing of Joint Clinical Data and any MSD Clinical Data with MSD; and (ii) it complies with Applicable Law in transferring personal data hereunder.
3.9.
Sample Testing. Each Party shall provide Samples to the other Party as specified in the Protocol and as agreed to by the Joint Development Committee. Each Party shall use the Samples only for Sample Testing in accordance with the Sample Testing Schedule and the Protocol. [***].
3.10.
Ownership and Use of Clinical Data.
3.10.1.
[***]. Collaborator shall maintain the Joint Clinical Data and any MSD Clinical Data in its internal database; [***].
3.10.2.
All Collaborator Clinical Data shall be solely owned by Collaborator. All MSD Clinical Data shall be solely owned by MSD. In accordance with the foregoing, each Party hereby assigns to the other its entire right, title and interest, if any, in, to and under the MSD Clinical Data (with respect to Collaborator) and the Collaborator Clinical Data (with respect to MSD). Where such assignment is precluded by Applicable Law or otherwise does not occur, the Party otherwise obligated to assign such interest hereby grants the other Party a perpetual, irrevocable, worldwide,

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

royalty-free, fully paid-up exclusive license with the right to grant sublicenses and to assign such rights, to the MSD Clinical Data (with respect to the grant by Collaborator to MSD) and the Collaborator Clinical Data (with respect to the grant by MSD to Collaborator) in each case without the consent of or any accounting to the granting Party. MSD Clinical Data may be used by Collaborator solely to evaluate the safety or performance of the Combination or to register the Collaborator Compound in the Combination. Notwithstanding the foregoing, except as [***].
3.10.3.
Before publication or presentation of a summary of the Joint Clinical Data, neither Party may disclose the Joint Clinical Data publicly or to a Third Party without the consent of the other Party. Notwithstanding the foregoing, either Party may use and disclose such unpublished Joint Clinical Data : [***].
3.10.4.
Notwithstanding anything to the contrary in this Section 3.10 (Ownership and Use of Clinical Data), Collaborator may: [***].
3.11.
Regulatory Submission. It is understood and acknowledged by the Parties that positive Clinical Data may be used to [***].
3.12.
Certain Memoranda and Reports. Promptly following MSD Compound Study Completion, Collaborator shall provide to MSD an electronic draft of the top-line results memorandum and an electronic draft of the final report of the results of the MSD Compound Study. MSD shall have [***] days after receipt of such results memorandum and [***] days after receipt of such final report to provide comments thereon. Collaborator shall consider any comments provided by MSD on either document and shall not include any statements in either document relating to the MSD Compound or the MSD Clinical Data that have not been approved by MSD. Collaborator shall deliver to MSD a final version of each such document promptly following finalization thereof.
3.13.
Licensing.
3.13.1.
Nothing in this Agreement shall prohibit or restrict a Party from licensing, assigning or transferring to an Affiliate or Third Party such Party’s Compound [***] owned solely by such Party.
3.13.2.
A Party may license, assign or transfer to an Affiliate or Third Party, subject to any obligations or restrictions set forth in this Agreement, such Party’s interest in the [***] owned jointly by the Parties [***], solely to the extent such licensee, assignee or transferee agrees to be bound by the terms of this Agreement with respect to [***] which agreement shall be in writing with respect to any license, assignment or transfer to a Third Party.
4.
PROTOCOL AND INFORMED CONSENT; CERTAIN COVENANTS.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

4.1.
Protocol. A synopsis of the Protocol, and any agreed draft statistical analysis plan for the MSD Compound Study or Collaborator Clinical Trial, are attached hereto as Exhibit A. Collaborator shall: (i) provide a draft of the Protocol (and any subsequent revisions thereof) to MSD for MSD’s review and comment; (ii) consider any changes to the draft of the Protocol requested by MSD; (iii) incorporate any changes requested by MSD with respect to MSD Compound; and (iv) submit the draft Protocol to MSD for final approval. The country or countries in which the MSD Compound Study will be performed will be reviewed and agreed upon by the Parties before MSD Compound Study initiation and any changes thereto will be subject to review and approval of MSD; provided, however, that MSD will be deemed to have consented to Collaborator performing the MSD Compound Study in the countries identified on Exhibit D. To the extent the Parties cannot agree regarding the contents of the Protocol for final approval: (x) [***] shall have final decision-making authority with respect to matters in the Protocol related to [***]; (y) [***] shall have final decision-making authority with respect to matters in the Protocol related [***]; and (z) all other matters in respect of the Protocol on which the Parties cannot agree shall be resolved in accordance with Section 2.3 (Joint Development Committee; Managers; Escalation). Notwithstanding anything to the contrary contained herein, each Party, in its sole discretion, shall have the sole right to determine the dose and dosing regimen for its Compound and shall have the final decision on all matters relating to its Compound and any information regarding its Compound included in the Protocol.
4.2.
Informed Consent. Collaborator shall prepare the patient informed-consent form for the MSD Compound Study (which shall include provisions regarding MSD Compound safety, data sharing and the use of Samples in Sample Testing) in consultation and with approval of MSD (it being understood and agreed that the portions of the informed-consent form relating to the MSD Compound will be provided to Collaborator by MSD and adopted without modification by Collaborator).
4.3.
Changes to Protocol or Informed Consent. Any proposed changes to: (i) the approved final Protocol (other than changes that are solely related to Collaborator Compound); or (ii) the informed consent form relating to the MSD Compound, including Sample Testing of the MSD Compound, shall be made only with MSD’s prior written consent. Any proposed changes (including those which do not require MSD’s consent) will be sent to MSD’s Project Manager and MSD’s Alliance Manager. For those changes requiring MSD’s consent, MSD will provide such consent, or a written explanation for why such consent is being withheld, within [***] Business Days after MSD receives a copy of the requested changes. If Protocol revisions made in accordance with this Section 4.3 would necessitate corresponding revisions to the definitions of Collaborator Clinical Trial, Combination Arm(s) or MSD Compound Study, such definitions shall be deemed to be revised consistent with such Protocol revisions.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

4.4.
Transparency Reporting.
4.4.1.
Responsibilities of the Parties. Collaborator is solely responsible for reporting payments and other transfers of value, (including supply of MSD Compound), made to health-care professionals, including investigators, steering-committee members, data-monitoring committee members, and consultants in connection with the MSD Compound Study in accordance with reporting requirements under Applicable Law, including the Sunshine Act and state gift laws, and the European Federation of Pharmaceutical Industries and Associations Disclosure Code, and Collaborator’s applicable policies. Promptly after the Effective Date, Collaborator will notify MSD of Collaborator’s point of contact for purposes of receiving information from MSD pursuant to this Section 4.4, along with such contact’s full name, email address, and telephone number. Collaborator may update such contact from time to time by notifying MSD pursuant to Article 21 (NOTICES). Where applicable, MSD will provide to such Collaborator contact all information regarding the value of the MSD Compound provided for use in the MSD Compound Study as required for such reporting. In the event that the value of the MSD Compound provided pursuant to this Section 4.4 materially changes, MSD shall notify Collaborator of such revised value and the effective date thereof.
4.4.2.
Periods Collaborator is Not Required to Report. With respect to any annual reporting period in which Collaborator is not an entity that is required to make a Transparency Report under Applicable Law, Collaborator will: (i) notify MSD within [***] days after the commencement of such reporting period that Collaborator is not so required; and (ii) during such reporting period Collaborator will track and provide to MSD data regarding “indirect” payments or other transfers of value by Collaborator to health care professionals to the extent such payments or other transfers of value were required, instructed, directed or otherwise caused by MSD pursuant to this Agreement in the format requested by MSD and provided on a basis to be agreed upon by the Parties. Collaborator represents and warrants that any data provided by Collaborator to MSD pursuant to this Section 4.4 will be complete and accurate to the best of Collaborator’s knowledge.
4.5.
Financial Disclosure. To the extent required by Applicable Law, Collaborator will be responsible for preparing and submitting the Financial Disclosure Module 1.3.4 components to the FDA for any Regulatory Documentation in connection with the Collaborator Clinical Trial. Collaborator shall promptly notify MSD of any reportable financial interest in MSD.
5.
ADVERSE EVENT REPORTING.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

5.1.
Pharmacovigilance. Collaborator will be solely responsible for safety reporting for the Collaborator Clinical Trial and related activities, all in accordance with Applicable Law.
5.2.
Transmission of SAEs. Collaborator will transmit to MSD all SAEs from the MSD Compound Study as set forth below. All cases will be transmitted on a CIOMS-1 form in English.
5.2.1.
For fatal and life-threatening SAEs, Collaborator will transmit a processed case within [***] days after receipt by Collaborator of notice of such SAEs.
5.2.2.
For all other SAEs and newly diagnosed cancer, Collaborator will transmit a processed case within [***] days after receipt by Collaborator of notice of such SAEs.
5.2.3.
Cases of disease progression will be handled as outlined in the Protocol, and if the Protocol specifies that such cases are collected as SAEs, Collaborator will transmit such cases to MSD within the applicable timeframe set forth in Section 5.2.1 or Section 5.2.2.
5.2.4.
For all other reportable information that includes: (i) overdose, exposure during pregnancy or lactation; and (ii) cases of potential drug-induced liver injury where the patient was exposed to the MSD Compound (if required to be collected or identified per the Protocol), Collaborator will transmit a processed case within [***] days after receipt by Collaborator of such information.
6.
TERM AND TERMINATION.
6.1.
Term. The Term shall commence on the Effective Date and shall continue in full force and effect until delivery of final documents by Collaborator pursuant to Section 3.12 (Certain Memoranda and Reports), unless terminated earlier by either Party pursuant to this Article 6 (TERM AND TERMINATION).
6.2.
MSD Termination for Unsafe Use. In the event MSD notifies Collaborator that it in good faith believes that the MSD Compound is being used unsafely in the MSD Compound Study and the grounds for such belief, and if either MSD believes such matter is not reasonably capable of remedy or if Collaborator fails to promptly remedy such issue to MSD’s reasonable satisfaction, MSD may terminate this Agreement and the supply of the MSD Compound by notice to Collaborator with immediate effect.
6.3.
Termination for Breach. Either Party may terminate this Agreement by notice with immediate effect if the other Party commits a material breach of this Agreement and such material breach continues for [***] days after receipt of notice thereof from the non-breaching Party; provided that if such material breach is incapable of cure, then the notifying Party may terminate this Agreement by notice effective at the expiration of such [***]-day cure period. Either Party shall have the right to terminate this Agreement by notice to the

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

other Party with immediate effect if such other Party fails to perform any of its obligations under Section 13.4 (Anti-Corruption) or breaches any representation or warranty contained in Section 13.4 (Anti-Corruption). In addition: (i) this Agreement may be terminated by the non-breaching Party for material breach of any other Clinical Trial Collaboration and Supply Agreement between the Parties (or their Affiliates) involving MSD Compound if such material breach occurred or was discovered during the Term and such material breach is not cured in accordance with the terms of such other Clinical Trial Collaboration and Supply Agreement; and (ii) in the event this Agreement is terminated pursuant to this Section 6.3, the terminating Party will have the right to terminate any or all other Clinical Trial Collaboration and Supply Agreements between the Parties by written notice given within [***] days after termination of this Agreement becomes effective pursuant to this Section 6.3.
6.4.
Termination for Patient Safety. If either Party determines in good faith that the MSD Compound Study or Collaborator Clinical Trial may unreasonably adversely affect patient safety, such Party shall promptly notify the other Party of such determination. The Party receiving such notice may propose modifications to the MSD Compound Study or Collaborator Clinical Trial to address the safety issue identified by the other Party and, if the notifying Party agrees, shall act to immediately implement such modifications; provided, however, that if the notifying Party, in its sole discretion, believes that there is imminent danger to patients, such Party need not wait for the proposed modifications and may instead terminate this Agreement immediately by notice to the other Party with immediate effect. Furthermore, the notifying Party may terminate this Agreement by notice to the other Party with immediate effect if, in its sole discretion, it believes that the modifications proposed by the other Party will not resolve the patient safety issue.
6.5.
Termination for Regulatory Action; Other Reasons. Either Party may terminate this Agreement by notice to the other Party with immediate effect in the event that any Regulatory Authority takes any action, or raises any objection, that prevents the terminating Party from supplying its Compound for purposes of the MSD Compound Study. Additionally, either Party shall have the right to terminate this Agreement by notice with immediate effect to the other Party in the event that it determines in its sole discretion to withdraw any applicable Regulatory Approval for its Compound or to discontinue development of its Compound for medical, scientific or legal reasons. Subject to Section 6.11 (Wind-Down), it is understood that if a Party withdraws any applicable Regulatory Approval for its Compound in a subset of countries in which the MSD Compound Study will be performed, such Party’s right to terminate this Agreement shall be limited suspending its obligation to perform the MSD Compound Study in such countries.
6.6.
Return of MSD Compound. If Collaborator remains in possession (including through any Affiliate or Subcontractor) of MSD Compound at the time this Agreement expires or is

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

terminated, Collaborator shall promptly return or destroy all unused MSD Compound as instructed by MSD in its sole discretion. Collaborator shall provide certification of any requested destruction.
6.7.
Survival. The provisions of Sections 2.9 (Subsequent Study), 3.4 (Debarred Personnel; Exclusions Lists) through 3.11 (Regulatory Submission)(inclusive), 6.7 (Survival) through 6.11 (Wind-Down)(inclusive), 8.5 (Provision of Compounds), 8.11 (Quality Control), 8.12 (VAT), 13.4.6, 14.2 (Indemnification), and 14.3 (LIMITATION OF LIABILITY), and Articles 1 (DEFINITIONS), 5 (ADVERSE EVENT REPORTING), 9 (CONFIDENTIALITY) through 12 (PUBLICATIONS; PRESS RELEASES)(inclusive), 16 (ENTIRE AGREEMENT; AMENDMENT; WAIVER), and 19 (INVALID PROVISION) through 24 (CONSTRUCTION)(inclusive) shall survive the expiration or termination of this Agreement.
6.8.
No Prejudice. Termination of this Agreement shall be without prejudice to any claim or right of action of either Party for any breach of this Agreement. Except as set forth in Section 6.10 (Manufacturing Costs) and the foregoing sentence, the non-terminating Party shall have no claim against the terminating Party for compensation for any loss of whatever nature by virtue of the termination of this Agreement.
6.9.
Confidential Information. Upon expiration or termination of this Agreement, each Party and its Affiliates shall promptly return to the Disclosing Party or destroy any Confidential Information of the Disclosing Party (other than Clinical Data, Sample Testing Results and Inventions) furnished to the Receiving Party; provided, however, that the Receiving Party may retain one copy of such Confidential Information in its confidential files, solely for purposes of exercising the Receiving Party’s rights hereunder, satisfying its obligations hereunder or complying with any legal proceeding or requirement with respect thereto, and provided further that the Receiving Party shall not be required to erase electronic files created in the ordinary course of business during automatic system back-up procedures pursuant to its electronic record retention and destruction practices that apply to its own general electronic files and information so long as such electronic files are: (i) maintained only on centralized storage servers (and not on personal computers or devices); (ii) not accessible by any of its personnel (other than its information technology specialists); and (iii) not otherwise accessed subsequently except with the written consent of the Disclosing Party or as required by law or legal process. Such retained copies of Confidential Information shall remain subject to the confidentiality and non-use obligations herein.
6.10.
Manufacturing Costs. In the event of termination by MSD pursuant to Section 6.2 (MSD Termination for Unsafe Use) or 6.3 (Termination for Breach), [***]:

[***]

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

6.11.
Wind-Down. In the event of termination by either Party pursuant to this Article 6, Collaborator shall perform wind-down activities in accordance with the Protocol.
7.
COSTS.

Each Party will be responsible for its own internal costs and expenses to support the Collaborator Clinical Trial, including: [***].

8.
SUPPLY AND USE OF COMPOUNDS.
8.1.
Supply of the Compounds. Subject to the terms and conditions of this Agreement, each of Collaborator and MSD will use commercially reasonable efforts to supply, or cause to be supplied, its Compound in the quantities and on the timelines set forth in Exhibit B, for use in the MSD Compound Study. If a change to the Protocol in accordance with Article 4 (PROTOCOL AND INFORMED CONSENTS; CERTAIN COVENANTS) requires an increase of the quantity of MSD Compound to be provided of more than [***], the Parties shall amend Exhibit B to reflect such changes. Each Party shall also provide the other Party a contact person for the supply of its Compound under this Agreement. Notwithstanding the foregoing, or anything to the contrary herein, if a Party is: (i) not supplying its Compound in accordance with the terms of this Agreement, then the other Party shall have no obligation to supply its Compound; or (ii) allocating under Section 8.10 (Shortage; Allocation), then the other Party may allocate proportionally.
8.2.
Manufacturing Delay. Each Party shall notify the other Party as promptly as possible in the event of any Manufacturing delay that is likely to adversely affect supply of its Compound hereunder.
8.3.
Compound Commitments. Each Party agrees, at its own cost, to Manufacture and supply its Compound in accordance with this Agreement and the Related Agreements. Without limiting the foregoing, each Party is responsible for obtaining all regulatory approvals (including facility licenses) that are required to Manufacture its Compound in accordance with Applicable Law (provided that Collaborator shall be responsible for obtaining Regulatory Approvals for the MSD Compound Study as set forth in Section 3.5 (Regulatory Matters)).
8.4.
Minimum Shelf Life Requirements. Each Party shall use commercially reasonable efforts to supply its Compound hereunder with an adequate remaining shelf life at the time of Delivery to meet the MSD Compound Study requirements.
8.5.
Provision of Compounds.
8.5.1.
MSD will Deliver the MSD Compound to the location specified by Collaborator. Title for the MSD Compound shall transfer from MSD to Collaborator [***]. All costs

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

associated with the subsequent transportation, warehousing and distribution of MSD Compound shall be borne by Collaborator. Collaborator will, or will cause its designee to: (i) take Delivery of the MSD Compound supplied hereunder; (ii) perform the acceptance (including testing) procedures allocated to it under the Clinical Supply Quality Agreement; (iii) subsequently label and package the MSD Compound (in accordance with Section 8.6 (Labeling and Packaging; Use, Handling and Storage)); and promptly ship the MSD Compound to the MSD Compound Study sites for use in the MSD Compound Study, in compliance with Applicable Law and the Clinical Supply Quality Agreement; (iv) keep complete and accurate records pertaining to the use and disposition of MSD Compound, including records relating to its storage, shipping (cold chain), in-transport temperature recorder(s), receipt verification, chain-of-custody activities and usage and inventory reconciliation; (v) make the records described in subsection (iv) and such other documentation as may be reasonably requested by MSD available for review by MSD for the purpose of conducting investigations for the determination of MSD Compound safety or efficacy and Collaborator’s compliance with this Agreement with respect to the MSD Compound.
8.5.2.
Collaborator is solely responsible for supplying (including all Manufacturing, acceptance and release testing) the Collaborator Compound for the Collaborator Clinical Trial and the subsequent handling, storage, transportation, warehousing and distribution of all such Collaborator Compound. Collaborator shall ensure that all such activities are conducted in compliance with Applicable Law and, with respect to the MSD Compound Study, the Clinical Supply Quality Agreement.
8.6.
Labeling and Packaging; Use, Handling and Storage.
8.6.1.
The Parties’ obligations with respect to the labeling and packaging of the MSD Compound are as set forth in the Clinical Supply Quality Agreement. MSD shall provide the MSD Compound to Collaborator in the form of [***].
8.6.2.
Collaborator shall: (i) use the MSD Compound solely for purposes of performing the MSD Compound Study; and (ii) not use the MSD Compound in any manner that is inconsistent with this Agreement or for any commercial purpose. Collaborator shall not reverse engineer, reverse compile, disassemble or otherwise attempt to derive the composition or underlying information, structure or ideas of the MSD Compound, and in particular shall not analyze the MSD Compound by physical, chemical or biochemical means except as necessary to perform its obligations under the Clinical Supply Quality Agreement.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

8.7.
Product Specifications. A certificate of analysis shall accompany each shipment of the MSD Compound to Collaborator.
8.8.
Changes to Manufacturing. Each Party may make changes from time to time to its Compound or the Manufacturing Site, provided that such changes shall be in accordance with the Clinical Supply Quality Agreement.
8.9.
Product Testing; Nonconformance.
8.9.1.
After Manufacturer’s Release. After Manufacturer’s Release of the MSD Compound and concurrently with Delivery of the Compound to Collaborator, MSD shall provide Collaborator with the documentation described in the Clinical Supply Quality Agreement. Collaborator shall conduct the acceptance procedures under the Clinical Supply Quality Agreement within the time frames set forth therein. Collaborator shall be solely responsible for taking all steps necessary to determine that MSD Compound or Collaborator Compound, as applicable, is suitable for release before making such Compounds available for human use, and MSD shall assist Collaborator as Collaborator reasonably requests in making such determination for the MSD Compound. Collaborator shall be responsible for storage and maintenance of the MSD Compound until it is tested and released, which storage and maintenance shall be in compliance with: (i) the Specifications for the MSD Compound, (ii) the Clinical Supply Quality Agreement, (iii) Applicable Law, and (iv) any specific storage and maintenance requirements as may be provided by MSD from time to time. Collaborator shall be responsible for any failure of the MSD Compound to meet the Specifications to the extent caused after Delivery to Collaborator hereunder.
8.9.2.
Non-Conformance.
8.9.2.1.
In the event that either Party becomes aware that any Compound may have a Non-Conformance, despite testing and quality assurance activities (including any activities conducted by the Parties under Section 8.9.1 (After Manufacturer’s Release)), such Party shall immediately notify the other Party. Notification related to MSD Compound shall be in accordance with the Clinical Supply Quality Agreement. MSD shall investigate any Non-Conformance of the MSD Compound in accordance with the Clinical Supply Quality Agreement.
8.9.2.2.
In the event that all or any portion of any proposed or actual shipment of the MSD Compound is agreed to be Non-Conforming at the time of Delivery to Collaborator then MSD shall replace any such Non-Conforming MSD Compound that has not been administered. [***]. In the event MSD Compound is lost or damaged by Collaborator after Delivery, MSD shall [***]:

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

[***]

MSD shall have no obligation to provide additional MSD Compound more than once. Except as set forth in this Section 8.9.2.2, MSD shall have no obligation replace any MSD Compound supplied hereunder.

8.9.2.3.
Collaborator shall be responsible for, and MSD shall have no obligation or liability with respect to, any Collaborator Compound that is found to have a Non-Conformance. Collaborator shall replace any such Collaborator Compound that has not been administered. The sole and exclusive remedies of MSD with respect to any Collaborator Compound that is found to have a Non-Conformance at the time of Delivery shall be: [***].
8.9.3.
Resolution of Discrepancies. Disagreements regarding any determination of Non-Conformance by Collaborator shall be resolved in accordance with the Clinical Supply Quality Agreement or, in situations where the Clinical Supply Quality Agreement does not apply, Section 20 (GOVERNING LAW; DISPUTE RESOLUTION).
8.10.
Shortage; Allocation. If a Party believes in good faith that it will not be able to fulfill its supply obligations hereunder because its Compound is in short supply, such Party will provide prompt written notice to the other Party of such shortage, the shipments of Compound hereunder expected to be impacted and the quantity of its Compound that such Party reasonably determines it will be able to supply and the Parties will promptly discuss the situation (including allocation of Compound supplied hereunder within the MSD Compound Study). The Party experiencing the shortage shall have sole discretion, subject to Applicable Law, to determine how much Compound it will supply during the shortage, and such Party shall not be deemed to be in breach of this Agreement for failure to supply any quantities of its Compound as a result of such shortage. In case of one Party’s shortage of its Compound, the other Party shall be relieved of its obligations under this Agreement to the extent impacted by such shortage.
8.11.
Quality Control. Each Party shall implement and perform operating procedures and controls for sampling, stability and other testing of its Compound, and for validation, documentation and release of its Compound and such other quality-assurance and quality-control procedures as are required by the Specifications, cGMPs and (with respect only to the MSD Compound) the Clinical Supply Quality Agreement.
8.12.
VAT. Where MSD is treated as making a supply of goods in a particular jurisdiction for no consideration for VAT purposes, and Collaborator is treated as receiving such supply in the same jurisdiction, thus resulting in an amount of VAT being properly chargeable on such supply, Collaborator shall be obliged to pay to MSD the amount of VAT properly chargeable

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

on such supply. Collaborator shall pay such VAT to MSD on receipt of a valid VAT invoice from MSD issued in accordance with the laws and regulations of the jurisdiction in which the VAT is properly chargeable. MSD will: (i) determine, in accordance with Applicable Law, the value of the supply that has been made and, as a result, the corresponding amount of VAT that is properly chargeable; and (ii) provide Collaborator any information or copies of documents in MSD’s Control as are reasonably necessary for VAT purposes to evidence that such supply will take, or has taken, place in the same jurisdiction.
9.
CONFIDENTIALITY.
9.1.
Confidential Information. Subject to Section 13.4.8 (Anti-Corruption), Collaborator and MSD agree to hold in confidence all Confidential Information of the other Party and use such Confidential Information only to fulfill its obligations or exercise its rights hereunder. Without limiting the foregoing, the Receiving Party may not, without the prior written permission of the Disclosing Party, disclose any Confidential Information of the Disclosing Party to any Third Party except to the extent such disclosure is: (i) required by Applicable Law; (ii) pursuant to the terms of this Agreement; or (iii) necessary for the conduct of the MSD Compound Study, and in each case ((i) through (iii)), provided that the Receiving Party shall provide reasonable advance notice to the Disclosing Party before making such disclosure. For the avoidance of doubt, Collaborator may, without MSD’s consent, disclose Confidential Information to clinical trial sites and clinical trial investigators performing the MSD Compound Study, the data safety monitoring and advisory boards relating to the MSD Compound Study, and Regulatory Authorities working with Collaborator on the MSD Compound Study, in each case as necessary for the performance of the MSD Compound Study and provided that such Persons (other than governmental entities) are bound by an obligation of confidentiality at least as stringent as the obligations contained herein.
9.2.
Inventions. Notwithstanding the foregoing: [***] and such Party shall have the right to use and disclose such Confidential Information in accordance with Articles 10 (INTELLECTUAL PROPERTY), 11 (REPRINTS; REFERENCES IN PUBLICATION) and 12 (PUBLICATIONS; PRESS RELEASES).
9.3.
Personal Identifiable Data. All Confidential Information containing personal identifiable data shall be handled in accordance with all applicable data-protection and privacy laws, rules and regulations.
9.4.
Publicity/Use of Names. Except as set forth in Section 12.3 (Press Releases), no Party shall use in any manner the name, trademark, trade name, logo or any other designation of the other Party, its Affiliates or their respective employee(s) in any publicity, promotion, news release or disclosure relating to this Agreement or its subject matter without the prior express written permission of such Person, except as may be required by Applicable Law. In

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

the event of any such use required by Applicable Law, the Party using the name, trademark, trade name, or logo of the other Party, its Affiliates, or their respective employees shall provide such Party with reasonable prior written notice and the opportunity to provide comments on such use.
10.
INTELLECTUAL PROPERTY.
10.1.
Joint Ownership. Collaborator and MSD shall jointly own all rights to all Joint Inventions and any Joint Patent claiming such Joint Invention(s). [***]. For clarity, the terms of this Agreement do not provide either Party with any right, title or interest or any license to the other Party’s intellectual property except as necessary to conduct the MSD Compound Study and as expressly provided under this Agreement, including as set forth in Section 10.7 (Mutual Freedom to Operate).
10.2.
Right to [***]. Each Party shall have the right to [***].
10.3.
Prosecution. As necessary following the Effective Date, but in any event as soon as practicable after the discovery of a Joint Invention, patent representatives of the Parties shall meet (in person or by telephone) to discuss the patenting strategy for any Joint Inventions that may arise. In particular, the Parties shall discuss which Party will file a Joint Patent or whether outside counsel will file any such Joint Patent. Unless otherwise agreed, the Parties shall appoint mutually acceptable outside counsel to prosecute and maintain any Joint Patents. In any event, the Parties shall consult and reasonably cooperate with one another in the preparation, filing, prosecution (including prosecution strategy) and maintenance of each Joint Patent, including the timely execution of any assignments reasonably necessary to continue the filing, prosecution or maintenance of each Joint Patent. [***] The Non-Pursuing Party shall timely execute a power of attorney and any additional documents as may be reasonably necessary to allow the Party pursuing such filing, prosecution or maintenance of such Joint Invention or Joint Patent in the relevant countries (the “Pursuing Party”), [***]. The Pursuing Party shall be solely responsible for [***]. Unless otherwise agreed, the scope of the claim(s) of any Joint Patent in any country including a Cost Sharing Country or a Non-Cost Sharing Country shall be limited to combinations of: [***].
10.4.
Prohibition of Patenting. Except as expressly provided in Section 10.3 (Prosecution) and in furtherance and not in limitation of Section 9.1 (Confidential Information), each Party agrees [***].
10.5.
Patent Enforcement.
10.5.1.
Each Party shall promptly notify the other of any Third-Party Infringement in any country of which such Party becomes aware.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

10.5.2.
Subject to the Restricted Rights provision of Section 10.3 (Prosecution), [***] shall have the first right to initiate, prosecute and control any legal action in consultation with MSD to enforce all Joint Patents and Joint Inventions against Third-Party Infringement resulting [***] or to defend any declaratory judgment action relating thereto, at its sole expense. In the event that [***] fails to initiate, prosecute, maintain or defend such action by the earlier of: (i) [***] days after first being notified or made aware of such Third-Party Infringement; and (ii) [***] days before the expiration date for initiating or defending such action, MSD shall have the right to do so at its sole expense.
10.5.3.
Subject to the Restricted Rights provision of Section 10.3 (Prosecution), [***] shall have the first right to initiate, prosecute and control any legal action in consultation with Collaborator to enforce all Joint Patents and Joint Inventions against Third-Party Infringement [***] or to defend any declaratory judgment action relating thereto, at its sole expense. In the event that [***] fails to initiate, prosecute, maintain or defend such action by the earlier of: (i) [***] days after first being notified or made aware of such Third-Party Infringement; and (ii) [***] days before the expiration date for initiating or defending such action, Collaborator shall have the right to do so at its sole expense.

10.5.4.
Subject to the Restricted Rights provision of Section 10.3 (Prosecution), the Parties shall cooperate to jointly initiate, prosecute and control any legal action to enforce [***] against any Third-Party Infringement where such Third-Party Infringement results from [***]. Notwithstanding the foregoing, either Party [***] by the earliest of: (i) [***] days after first being noticed of such Third-Party Infringement; (ii) [***] days before the expiration date for filing such action; (iii) [***] before the expiration date for filing an answer to a complaint in a declaratory judgment action; and (iv) [***] days after notice is received, by one Party from other Party, informing such receiving Party that an application has been filed with the U.S. Food & Drug Administration under Section 351(k) of the U.S. Public Health Services Act (42 U.S.C. 262(k)) seeking approval of a biosimilar or interchangeable biological product of the MSD Compound (when MSD is notifying party) or the Collaborator Compound (if Collaborator Compound is a biological product and Collaborator is notifying Party), whichever comes first. [***]
10.5.5.
If one Party pursuant to any of Sections 10.5.2, 10.5.3 or 10.5.4 brings any enforcement action or proceeding against a Third Party with respect to any [***] (“Controlling Party”), the other Party agrees to be joined as a party plaintiff if requested and to give the Controlling Party reasonable assistance and authority to

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

file and prosecute the suit. The Party being joined shall have the right to review and comment on, and approve, any material submissions to be made by the Controlling Party in connection with such a proceeding. The Controlling Party shall have final decision-making authority and shall bear [***], and any damages or other monetary awards recovered shall be shared as follows: [***].
10.5.6.
For any action brought under this Section 10.5 (Patent Enforcement), each Party shall have the right to be represented by counsel of its own choice at its own expense.
10.6.
Inventions Owned by Each Party. Notwithstanding anything to the contrary contained in Section 10.1 (Joint Ownership), the Parties agree that all rights to Collaborator Inventions shall be the exclusive property of Collaborator and all rights to MSD Inventions shall be the exclusive property of MSD. Each Party shall: (i) be entitled to file and prosecute in its own name applications for Patents in respect of Inventions it owns; and (ii) own Patents that issue from any such applications. For the avoidance of doubt: (a) any Invention generically encompassing [***]; and (b) any Invention [***], is an MSD Invention. MSD hereby assigns its right, title and interest to any and all Collaborator Inventions to Collaborator, and Collaborator hereby assigns its right, title and interest to any and all MSD Inventions to MSD.
10.7.
Mutual Freedom to Operate. Each Party hereby grants to the other Party a non-exclusive, worldwide, royalty-free, fully paid-up, transferable and sublicensable license to the [***] solely for the purposes of: [***]. For clarity, the terms of this Section 10.7 (Mutual Freedom to Operate) do not provide either Party with any rights, title or interest or any license to the Collaborator Background Patents, or the MSD Background Patents except as expressly set forth in the previous sentence.
10.8.
Termination. [***]; provided, however that the license granted in subsection (c) of Section 10.7 (Mutual Freedom to Operate) shall survive such expiration or termination except that if a Party terminates the Agreement pursuant to Section 6.3 (Termination for Breach), then only the grant to the terminating Party from the non-terminating Party shall survive.
10.9.
Ownership of Other Inventions. Ownership of all Inventions other than Joint Inventions, MSD Inventions and Collaborator Inventions shall be based on inventorship as determined under United States patent law.
11.
REPRINTS; REFERENCES IN PUBLICATION.

Consistent with Applicable Law (including copyright law), each Party may use, refer to, and disseminate reprints of scientific, medical and other published articles and materials from journals, conferences or symposia relating to the MSD Compound Study that

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

disclose the name of a Party, provided, however, that such use does not constitute an endorsement of any commercial product or service by the other Party.

12.
PUBLICATIONS; PRESS RELEASES.
12.1.
Clinical Trial Registry. Collaborator shall register the MSD Compound Study and Collaborator Clinical Trial with the clinical trials registry located at www.clinicaltrials.gov (or any non-U.S. equivalent clinical trial registry), shall list MSD as a collaborator with respect to the Collaborator Clinical Trial, and shall timely publish the results following completion of the MSD Compound Study, after taking appropriate action to secure any intellectual property rights arising from the MSD Compound Study. The results of the MSD Compound Study will be published in accordance with the Protocol.
12.2.
Publication. Each Party shall use reasonable efforts to publish or present scientific papers with respect to the MSD Compound Study in accordance with accepted scientific practice. The Parties agree that, prior to submission of the results of the MSD Compound Study for publication or presentation or any other dissemination of such results (including oral dissemination), the publishing Party shall invite the other to comment on the content of the material to be published, presented, or otherwise disseminated according to the following procedure:
12.2.1.
At least [***] days prior to submission for [***], or [***] days prior to submission for presentation of [***], the publishing Party shall provide to the other Party the full details of the proposed publication, presentation, or dissemination in an electronic version as an email attachment. Upon written request from the other Party, the publishing Party agrees not to submit data for publication/presentation/dissemination for an additional [***] days to allow for actions to be taken to preserve rights for patent protection.
12.2.2.
The publishing Party shall reasonably consider any request by the other Party made within the periods set forth in Section 12.2.1 to modify the publication and the Parties shall work together to timely resolve any issue regarding the content for publication. Notwithstanding the foregoing, MSD Clinical Data shall be subject to final review and approval by MSD, not to be unreasonably withheld.
12.2.3.
The publishing Party shall remove all Confidential Information of the other Party before finalizing the publication.
12.3.
Press Releases. Promptly following the Effective Date, Collaborator may issue the press release attached hereto as Exhibit E. Except as provided herein or as otherwise required by Applicable Law, neither Party shall make any public announcement concerning this Agreement or the MSD Compound Study without the prior written consent of the other

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Party. To the extent a Party desires to make such public announcement, including any such public announcement required by Applicable Law, such Party shall request permission of the other Party and provide the other Party with a draft thereof including drafts of all translations for review and comment at least ten [***]Days prior to the date on which such Party would like to make the public announcement (or, if it is not possible to provide a draft at least [***] Business Days in advance of a disclosure required by Applicable Law, such draft shall be provided as soon as reasonably practicable).
13.
REPRESENTATIONS AND WARRANTIES; DISCLAIMERS.
13.1.
Due Authorization. Each of Collaborator and MSD represents and warrants to the other that: (i) it has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; (ii) it has taken all necessary corporate action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; and (iii) this Agreement has been duly executed and delivered on behalf of such Party and constitutes a legal, valid and binding obligation of such Party that is enforceable against it in accordance with its terms.
13.2.
Compounds.
13.2.1.
Collaborator Compound. Collaborator hereby represents and warrants to MSD that: (i) Collaborator has the full right, power and authority to grant all of the licenses granted to MSD under this Agreement; (ii) the Collaborator Compound is the proprietary compound of Collaborator; (iii) Collaborator solely owns or has exclusive rights to any Patents claiming the Collaborator Compound as a composition of matter and the unfettered ability on a worldwide basis to grant a license or sublicense to such Patents to promote an initial or an updated label indication for the Combination in the same indication as the Combination Arm during the longer of the Term and the life of such Patents; and (iv) at the time of Delivery of the Collaborator Compound, such Collaborator Compound shall have been Manufactured and supplied in compliance with its Specifications and all Applicable Law.
13.2.2.
MSD Compound. MSD hereby represents and warrants to Collaborator that: (i) MSD has the full right, power and authority to grant all of the licenses granted to Collaborator under this Agreement; (ii) MSD Controls the MSD Compound; and (iii) at the time of Delivery of the MSD Compound, such MSD Compound shall have been Manufactured and supplied in compliance with its Specifications, the Clinical Supply Quality Agreement, and all Applicable Law.
13.3.
Results. Neither Party undertakes that the MSD Compound Study shall lead to any particular result, nor is the success of the MSD Compound Study guaranteed. Neither Party

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

shall be liable for any use that the other Party may make of the Joint Clinical Data nor for advice or information given in connection therewith.
13.4.
Anti-Corruption.
13.4.1.
The Parties acknowledge that the corporate policies or Codes of Conduct of Collaborator and MSD and their respective Affiliates require that each Party’s business be conducted within the letter and spirit of the law. Each Party agrees to conduct the business contemplated herein in a manner that is consistent with all Applicable Law, including the FCPA.
13.4.2.
Each Party represents and warrants that it and its Related Entities have not, and covenants that it and its Related Entities will not, in connection with the performance of this Agreement, directly or indirectly, make, promise, authorize, ratify or offer to make, or take any action in furtherance of, any payment or transfer of anything of value for the purpose of influencing, inducing or rewarding any act, omission or decision to secure an improper advantage; or improperly assisting it in obtaining or retaining business for it or the other Party, or in any way with the purpose or effect of public or commercial bribery.
13.4.3.
Neither Party shall contact, or otherwise knowingly meet with, any Government Official for the purpose of discussing activities arising out of or in connection with this Agreement without the prior written approval of the other Party, except where such meeting is consistent with the purpose and terms of this Agreement and in compliance with Applicable Law.
13.4.4.
Each Party represents and warrants that it: (i) is not excluded, debarred, suspended, proposed for suspension or debarment, in Violation or otherwise ineligible for government programs; (ii) has not employed or subcontracted with any Person for the performance of the MSD Compound Study who is excluded, debarred, suspended, proposed for suspension or debarment, or is in Violation or otherwise ineligible for government programs; and (iii) has conducted anti-corruption and bribery (e.g. FCPA) due-diligence review of all Third Parties it may hire to act on its behalf in connection with its performance under this Agreement.
13.4.5.
Each Party represents and warrants that, except as disclosed to the other in writing prior to the Effective Date, such Party: (i) does not have any interest that directly or indirectly conflicts with its proper and ethical performance of this Agreement; (ii) shall maintain arm’s length relations with all Third Parties with which it deals for or on behalf of the other in performance of this Agreement; and (iii) has provided complete and accurate information and documentation to the other Party, the other Party’s Affiliates and its and their personnel in the course of any due

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

diligence conducted by the other Party for this Agreement, including disclosure of any officers, employees, owners or Persons directly or indirectly retained by such Party in relation to the performance of this Agreement who are Government Officials or relatives of Government Officials. Each Party shall make all further disclosures to the other Party as are necessary to ensure the information provided remains complete and accurate throughout the Term. Subject to the foregoing, each Party agrees that prior to hiring or retaining any Government Official to assist in its performance of this Agreement it shall obtain the written consent of the other Party and complete a satisfactory anti-corruption and bribery (e.g., FCPA) due diligence review of such Government Official consistent with industry standards. Each Party further covenants that any future information and documentation submitted to the other Party as part of further due diligence or a certification shall be complete and accurate.
13.4.6.
Each Party shall have the right during the Term, and for a period of [***] following termination of this Agreement, to conduct an investigation and audit of the other Party’s activities, books and records, to the extent they relate to that other Party’s performance under this Agreement, to verify compliance with the terms of this Section 13.4. Such other Party shall cooperate fully with such investigation or audit, the scope, method, nature and duration of which shall be at the sole reasonable discretion of the Party requesting such audit.
13.4.7.
Each Party shall use commercially reasonable efforts to ensure that all transactions under the Agreement are properly and accurately recorded in all material respects on its books and records and that each document upon which entries in such books and records are based is complete and accurate in all material respects. Each Party further represents, warrants and covenants that all books, records, invoices and other documents relating to payments and expenses under this Agreement are and shall be complete and accurate and reflect in reasonable detail the character and amount of transactions and expenditures. Each Party shall maintain a system of internal accounting controls reasonably designed to ensure that no off-the-books or similar funds or accounts will be maintained or used in connection with this Agreement.
13.4.8.
Each Party agrees that in the event that the other Party believes in good faith that there has been a possible violation of any provision of this Section 13.4, such other Party may make full disclosure of such belief and related information (including, if necessary, Confidential Information) needed to support such belief at any time and for any reason to any competent government bodies and agencies, and to anyone else such Party determines in good faith has a legitimate need to know.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

13.4.9.
Each Party shall comply with its own ethical business practices policy and any corporate integrity agreement (if applicable) to which it is subject. Each Party shall ensure that all of its employees involved in performing its obligations under this Agreement are made specifically aware of the compliance requirements under this Section 13.4. In addition, each Party shall ensure that all such employees participate in and complete mandatory compliance training to be conducted by each Party, including specific training on anti-bribery and corruption, prior to their performance of any obligations or activities under this Agreement. Each Party shall certify its continuing compliance with the requirements under this Section 13.4 on a periodic basis during the Term in such form as may be reasonably specified by the other Party.
13.4.10.
Each Party shall have the right to terminate this Agreement immediately in accordance with Section 6.3 (Termination for Breach) in the event of any violation of this Section 13.4 by the other Party.
13.5.
Sufficient Resources. Collaborator represents and warrants that it has sufficient resources to perform the activities for which it is responsible under this Agreement in accordance herewith.
13.6.
DISCLAIMER. EXCEPT AS EXPRESSLY PROVIDED HEREIN, MSD MAKES NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE MSD COMPOUND, AND COLLABORATOR MAKES NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE COLLABORATOR COMPOUND, IN EACH CASE INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.
14.
INSURANCE; INDEMNIFICATION; LIMITATION OF LIABILITY.
14.1.
Insurance. Each Party warrants that it maintains a policy or program of insurance or self-insurance at levels sufficient to support the indemnification obligations assumed herein. Upon request, a Party shall provide evidence of such insurance.
14.2.
Indemnification.
14.2.1.
Indemnification by Collaborator. Collaborator agrees to defend, indemnify and hold harmless MSD, its Affiliates, and its and their employees, officers, directors, Subcontractors and agents [***].
14.2.2.
Indemnification by MSD. MSD agrees to defend, indemnify and hold harmless Collaborator, its Affiliates, and its and their employees, officers, directors, Subcontractors and agents [***].

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

14.2.3.
Procedure. The obligations of MSD and Collaborator under this Section 14.2 (Indemnification) are conditioned upon the delivery of written notice to the indemnifying Party of any potential Liability within a reasonable time after the indemnified Party becomes aware of such potential Liability. The indemnifying Party will have the right to assume the defense of any suit or claim related to the Liability (using counsel reasonably satisfactory to the indemnified Party) if it has assumed responsibility for the suit or claim in writing; provided that the indemnified Party may assume the responsibility for such defense to the extent the indemnifying Party does not do so in a timely manner). The indemnified Party may participate in (but not control) the defense thereof at its sole cost and expense. The Defending Party shall keep the other Party advised of the status of such action, suit, proceeding or claim and the defense thereof and shall consider recommendations made by the other Party with respect thereto. The Defending Party shall not agree to any settlement of such action, suit, proceeding or claim without the prior written consent of the other Party, which shall not be unreasonably withheld, conditioned or delayed. The Defending Party, but solely to the extent the Defending Party is also the indemnifying Party, shall not agree to any settlement of such action, suit, proceeding or claim or consent to any judgment in respect thereof that does not include a complete and unconditional release of the other Party from all liability with respect thereto or that imposes any liability or obligation on the other Party without the prior written consent of the other Party.
14.2.4.
MSD Compound Study Subjects. Neither Party shall offer compensation on behalf of the other Party to any MSD Compound Study subject or bind the other Party to any indemnification obligations in favor of any MSD Compound Study subject.
14.3.
LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY, ITS AFFILIATES AND ITS OR THEIR EMPLOYEES, DIRECTORS, SUBCONTRACTORS OR AGENTS BE LIABLE TO THE OTHER PARTY UNDER ANY THEORY FOR, NOR SHALL ANY INDEMNIFIED PARTY HAVE THE RIGHT TO RECOVER, ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR OTHER SIMILAR DAMAGES, ANY PUNITIVE DAMAGES, ANY LOST PROFIT, LOST SALE OR LOST OPPORTUNITY DAMAGES (WHETHER SUCH CLAIMED DAMAGES ARE DIRECT OR INDIRECT), ARISING DIRECTLY OR INDIRECTLY OUT OF OR RELATED TO THIS AGREEMENT, THE ACTIVITIES TO BE CONDUCTED BY THE PARTIES HEREUNDER OR THE COLLABORATOR CLINICAL TRIAL (INCLUDING THE MSD COMPOUND STUDY). SUCH LIMITATION SHALL NOT APPLY TO DAMAGES PAID OR PAYABLE TO A THIRD PARTY BY AN INDEMNIFIED PARTY FOR WHICH IT IS ENTITLED TO INDEMNIFICATION HEREUNDER OR WITH RESPECT TO DAMAGES ARISING OUT OF OR RELATED TO A PARTY’S BREACH OF ITS OBLIGATIONS UNDER THIS AGREEMENT WITH RESPECT TO USE, DISCLOSURE, LICENSE, ASSIGNMENT OR OTHER

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

TRANSFER OF JOINT CLINICAL DATA, CONFIDENTIAL INFORMATION, OR JOINT INVENTIONS.
15.
FORCE MAJEURE.

If, in the performance of this Agreement, one of the Parties is prevented, hindered or delayed by reason of any cause beyond such Party’s reasonable control (e.g., war, riots, fire, strike, acts of terror, governmental action and governmental laws), such Party shall be excused from performance to the extent that it is necessarily prevented, hindered or delayed. The non-performing Party shall notify the other Party of any such event within [***] days after such occurrence by giving notice to the other Party stating the nature of the event, its anticipated duration, and any action being taken to avoid or minimize its effect. The suspension of performance will be of no greater scope and no longer duration than is necessary and the non-performing Party shall use commercially reasonable efforts to remedy its inability to perform.

16.
ENTIRE AGREEMENT; AMENDMENT; WAIVER.

This Agreement, together with the appendices, Exhibits and Schedules hereto and the Related Agreements, constitutes the sole, full and complete agreement by and between the Parties with respect to the subject matter of this Agreement, and all prior agreements, understandings, promises and representations, whether written or oral, with respect thereto are superseded by this Agreement. All appendices, Exhibits and Schedules to this Agreement are incorporated herein by reference and will be deemed part of this Agreement. In the event of a conflict between a Related Agreement and this Agreement, the terms of this Agreement shall control except: (i) in the event of any inconsistencies between the terms of this Agreement and the Data Protection Terms, the Data Protection Terms shall control; (ii) in the event of any inconsistency between the terms of this Agreement and the Pharmacovigilance Agreement that relate directly to the pharmacovigilance responsibilities of the Parties (including the exchange of safety data), the terms of the Pharmacovigilance Agreement shall control; and (iii) in the event of any inconsistencies between the terms of this Agreement and the Clinical Supply Quality Agreement that relate directly to quality matters, the terms of the Clinical Supply Quality Agreement shall control. No amendments, changes, additions, deletions or modifications to or of this Agreement shall be valid unless reduced to writing and signed by the Parties hereto. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by either Party of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

17.
ASSIGNMENT AND AFFILIATES.

Neither Party shall assign or transfer this Agreement without the prior written consent of the other Party; provided, however, that either Party may assign all or any part of this Agreement without the other Party’s consent: (i) to one or more of its Affiliates, and any and all rights and obligations of either Party may be exercised or performed by its Affiliates, provided in each case, that such Affiliates agree to be bound by this Agreement; or (ii) in connection with the sale of all or substantially all of its assets to which this Agreement relates, whether by merger, acquisition or similar transaction or series of related transactions. This Agreement shall be binding upon the successors and permitted assigns of the Parties and the name of a Party appearing herein shall be deemed to include the names of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of the Agreement. Any assignment not in accordance with this Article 17 shall be null, void and of no legal effect.

18.
CHANGE OF CONTROL.

If Collaborator undergoes a Change of Control in which the acquiring party owns or controls a competing PD-1 Antagonist, then upon MSD’s request, the Parties and the acquiring party shall engage in discussion and shall adopt reasonable procedures to be agreed with MSD to prevent the disclosure of Sensitive Information beyond Collaborator’s personnel having access to or knowledge of Sensitive Information prior to the Change of Control and other personnel of the acquiring party approved by MSD, and to control the dissemination of Sensitive Information disclosed after the Change of Control to prevent the use of Sensitive Information for the development or commercialization of competing PD-1 Antagonist products.

19.
INVALID PROVISION.

If any provision of this Agreement is held to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision. In lieu of the illegal, invalid or unenforceable provision, the Parties shall negotiate to agree upon a reasonable provision that is legal, valid and enforceable to carry out as nearly as practicable the original intention of the entire Agreement.

20.
GOVERNING LAW; DISPUTE RESOLUTION.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

20.1.
The Parties shall attempt to settle all disputes arising out of or in connection with this Agreement in an amicable manner. Any claim, dispute or controversy arising out of or relating to this Agreement, including the breach, termination or validity hereof or thereof, shall be governed by and construed in accordance with the substantive laws of the State of New York, without giving effect to its choice of law principles.
20.2.
Nothing contained in this Agreement shall deny either Party the right to seek injunctive or other equitable relief from a court of competent jurisdiction in the context of a bona fide emergency or prospective irreparable harm, and such an action may be filed or maintained notwithstanding any ongoing discussions between the Parties.
21.
NOTICES.

All notices or other communications that are required or permitted hereunder shall be in writing and delivered personally, sent by email to the applicable Party’s Alliance Manager and the e-mail address set forth in each Party’s Notice Block on the Information Sheet or below (and promptly confirmed by personal delivery or overnight courier), or sent by internationally-recognized overnight courier addressed as follows:

If to Collaborator, to the address(es) set forth in the Collaborator Notice Block on the Information Sheet.

If to MSD, to:

MSD International Business GmbH

Tribschenstrasse 60

6005 Luzern

Switzerland

Attention: Director

With copies (which shall not constitute notice) to:

[***]

22.
RELATIONSHIP OF THE PARTIES.

The relationship between the Parties is and shall be that of independent contractors, and does not and shall not constitute a partnership, joint venture, agency or fiduciary relationship. Neither Party shall have the authority to make any statements, representations or commitments of any kind, or bind the other Party, except with the other Party’s express prior written consent. All Persons employed by a Party will be the

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such Party.

23.
COUNTERPARTS AND DUE EXECUTION.

This Agreement and any amendment may be executed in any number of counterparts (including by electronic transmission), each of which shall be deemed an original, but all of which together constitute one and the same instrument, notwithstanding any electronic transmission, storage or printing of this Agreement. When executed by the Parties, this Agreement shall constitute an original instrument, notwithstanding any electronic transmission, storage or printing of this Agreement. For clarity, signatures transmitted by PDF shall be treated as original signatures.

24.
CONSTRUCTION.

Except where the context otherwise requires, wherever used, the singular includes the plural and vice versa, the use of any gender will be applicable to all genders, and the word “or” is used in the inclusive sense (and/or). Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days. The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The term “including” as used herein shall be deemed to be followed by the phrase “without limitation” or like expression. The term “will” as used herein means shall. The terms “hereof”, “hereto”, “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. References to “Article,” “Section”, “Exhibit” or “Schedule” are references to the numbered sections of this Agreement and the appendices attached to this Agreement, unless expressly stated otherwise. A reference to any statute, law, rule, regulation or directive will be construed as a reference to such statute, law, rule, regulation or directive as amended, extended, repealed and replaced or re-enacted from time to time. A definition of or reference to any agreement, instrument or document herein shall refers to such agreement, instrument or other document as it may be amended, supplemented or otherwise modified from time to time (subject to any restrictions on such amendments, supplements or modifications set forth herein). Any reference to “agree,” “consent,” “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding instant messaging). Except where the context otherwise requires, references to this “Agreement” shall include the appendices, Exhibits and Schedules attached to this Agreement. The language of this

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction will be applied against either Party hereto.

[Remainder of page intentionally left blank. Signature page follows.]

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

IN WITNESS WHEREOF, the respective representatives of the Parties have executed this Agreement as of the Effective Date.

IDEAYA Biosciences, Inc.

By: /s/ Yujiro Hata

Yujiro Hata
Name

Chief Executive Officer
Title

MSD International Business GmbH

By: /s/ Darko Obradovic

Darko Obradovic
Name

Procurist
Title

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit A

PROTOCOL SYNOPSIS

[***]

1.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit B

SUPPLY OF COMPOUND

(MSD Tracking # PNF86-00)

(Collaborator Tracking # IDE161-001)

Schedule of Deliveries for Collaborator Compound (IDE-161)

[***]

Schedule of Deliveries for MSD Compound1,2

[***]

Notes:

1) MSD Compound delivery dates and quantities are estimated. Dates and quantities may change based on study requirements in agreement between the parties. Total quantities should not exceed [***] of the estimated total quantity listed in this Appendix.

2) [***]

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

EXHIBIT C

DATA PROTECTION TERMS

25.
DEFINITIONS. The terms listed below shall have the meanings ascribed to them in this Section 1. Capitalized terms used in this Exhibit C and not defined herein shall have the meanings ascribed to them in the Agreement to which this Exhibit C is attached. Section and Article references in this Exhibit C shall refer to the Sections and Articles of this Exhibit C unless otherwise specified.
25.1.
“Clinical Personal Data” means Personal Data contained in the Clinical Data and any Personal Data contained in the Sample Testing Results Personal Data.
25.2.
“CPS Data” means Clinical Personal Data and Safety Data.
25.3.
“Data Controller” means a natural or legal person who, alone or with others, determines the purposes and means of the Processing of Personal Data pursuant to applicable Data Protection Law, or the equivalent term as defined under Data Protection Law.
25.4.
“Data Protection Law” means any applicable data security, data protection or privacy Applicable Laws, including the GDPR and the U.S. state and federal laws.
25.5.
“Data Subject” means an identified or identifiable individual. An identifiable individual is one who can be identified, directly or indirectly, in particular by reference to an identifier such as a name, an identification number, location data, an online identifier or to one or more factors specific to the physical, physiological, genetic, mental, economic, cultural or social identity of that individual, or the equivalent term as defined by Data Protection Law.
25.6.
“General Data Protection Regulation” or “GDPR” means Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data, and any implementing directive or related legislation, rule, regulation, and regulatory guidance, as amended, extended, repealed and replaced, or re-enacted from time-to-time.
25.7.
“Joint Data Controller” means one or more Data Controllers who jointly determine the purposes and means of Processing of Personal Data.
25.8.
“Joint Scope” means within the course of each Party’s performance of the Study and until a complete copy of Clinical Data has been provided to MSD, in accordance with Section 3.8 (Copies) of the Agreement.
25.9.
“Personal Data” means any information that relates to any Data Subject.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

25.10.
“Personal Data Breach” means a breach of security leading to the accidental, inadvertent, unauthorized, or unlawful disclosure, access, alteration, corruption, transfer, sale, rental, destruction, loss or use of Personal Data.
25.11.
“Process” means any operation or set of operations performed on Personal Data, whether or not by automated means, such as collection, recording, organization, structuring, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment, combination, restriction, erasure or destruction, or any equivalent term as defined by Data Protection Law.
25.12.
“Safety Data” means safety reports containing information on adverse events, serious adverse events (SAEs), and any FDA-reporting requirements, including summary tables of laboratory and radiographic data.
25.13.
“Sample Testing Results Personal Data” means Personal Data contained in the Sample Testing Results.
25.14.
“Third-Party Communication” means any communication, inquiry, request, or complaint from any third party, including any public authority or Data Subject, relating to Clinical Personal Data or Safety Data.
26.
SCOPE.
26.1.
This EXHIBIT C is appended to and forms part of the Agreement. If any of the provisions of this EXHIBIT C conflict with provisions of any other written or oral agreement concluded between the Parties, then the provisions of this Exhibit C shall prevail with respect to data protection, data security and privacy matters.
26.2.
MSD and Collaborator shall act as Joint Data Controllers in respect of Processing CPS Data within the Joint Scope and independent Data Controllers for all other Processing of CPS Data. For clarity, each Party’s obligations as Joint Controllers shall continue with respect to any Processing of CPS Data performed by a Party within the Joint Scope.
26.3.
Data Processing Activities. In relation to Personal Data Processed by one Party on behalf of the other Party pursuant to the Pharmacovigilance Agreement, the scope and purpose of the processing, duration of the processing, the data subjects concerned and the categories of personal information are specified in Table 1 hereto.
27.
GENERAL.
27.1.
Each Party shall comply with Data Protection Law in Processing CPS Data.
27.2.
All CPS Data shall be Confidential Information under the Agreement and subject to Article 9 (CONFIDENTIALITY) of the Agreement.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

27.3.
Each Party shall do all things reasonably necessary to assist the other in complying with its obligations under Data Protection Law, including ensuring that any international transfers of CPS Data are lawful, including, without limitation, in the case of Clinical Personal Data or Safety Data collected in, or of individuals in, the EEA, Switzerland, Serbia or United Kingdom, entering into the Standard Contractual Clauses. The “Standard Contractual Clauses” are the standard contractual clauses published by the European Commission or the Information Commissioners Office (“ICO”), as applicable, for such purpose, as the same may be amended or replaced from time to time by the European Commission or ICO decisions or other applicable Data Protection Law. In case of conflict between the terms of this Exhibit C and the Standard Contractual Clauses, the terms of the Standard Contractual Clauses shall prevail.
28.
JOINT CONTROLLER TERMS.
28.1.
Each Party shall comply with Data Protection Law in Processing CPS Data. Each Party acknowledges and agrees that it is a Joint Data Controller within the Joint Scope and this Article 4 shall apply to such Processing.
28.2.
Purpose. Each Party shall only Process CPS Data in accordance with the Agreement, including Section 3.10 (Ownership and Use of Joint Clinical Data) of the Agreement. Each Party shall ensure at all times the CPS Data are processed only to the minimum extent necessary to accomplish the purpose of the Processing permitted hereunder and under the Agreement.
28.3.
Provision of Information to Data Subjects and Lawful Basis for Processing. With respect to the CPS Data, Collaborator provide Data Subjects with all information required by Data Protection Law, including Articles 13 and 14 of the GDPR, and for ensuring that there is a legal basis for Processing the CPS Data.
28.4.
Data Protection Impact Assessments and Prior Consultation. With respect to the CPS Data, Collaborator shall, where relevant, carry out data protection impact assessments and engage in prior consultations with the relevant supervisory authorities, and ensure that any Processing of the CPS Data is proportionate and complies with the data minimization principles of Data Protection Law.
28.5.
Data Subject Requests and Third-Party Communications. Collaborator shall:
28.5.1.
notify MSD promptly of the receipt of any Third-Party Communication;
28.5.2.
respond to and resolve the Third-Party Communication (including any Third-Party Communication notified to Collaborator by MSD) and shall provide MSD with a reasonable opportunity to comment on and contribute to any response before it is sent; and

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

28.5.3.
keep MSD informed as to the status of the resolution of any Third-Party Communication and provide all such information to MSD as may be reasonably requested in respect of the same.
28.6.
Contact Point for Data Subjects. With respect to the CPS Data, Collaborator shall publicize a contact point for Data Subjects to facilitate the exercise of their rights under Data Protection Law.
28.7.
Provision of Essence of the Arrangement. Collaborator shall make available to Data Subjects an agreed summary of the arrangement between Collaborator and MSD under this Article 4.
28.8.
Personal Data Breach. With respect to CPS Data, Collaborator shall be responsible for complying with all required Personal Data Breach notification obligations under Data Protection Law, including Articles 33 and 34 of the GDPR. Upon becoming aware of any Personal Data Breach, Collaborator shall notify MSD without undue delay, and take reasonable steps to mitigate the effects of and remediate the Personal Data Breach.
28.9.
Exercise of Obligations. In performing its obligations under this Article 4, Collaborator shall reasonably take into account the views of MSD and, unless required by Applicable Law, not take any action that would materially prejudice MSD without MSD’s prior written consent.
28.10.
Each Party is prohibited: (i) from selling Personal Data; and (ii) from retaining, using, or disclosing Personal Data: (a) for a commercial purpose other than as set out in the Agreement; or (b) in any manner outside their direct business relationship.
29.
CERTIFICATION. Each Party hereby certifies that it understands the restrictions set forth in Articles 3 and 4 of this Exhibit C and will comply with them and all applicable Data Protection Laws.
30.
TERM AND TERMINATION. The terms and conditions of this Exhibit C shall become effective upon execution of the Agreement and shall remain in effect during the Term.

Table 1 – DESCRIPTION OF PROCESSING

Personal information: Individual patient case safety information will be shared as part of the legally required exchange of adverse event

Categories of personal information: Including but not limited to: patient health information, including details from their medical records; patient identifiers including age, sex, country of residence; reporter contact information

Categories of data subjects: Participants in a clinical trial; exposed to company drug; healthcare professional reporters

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Processing operations: Case exchange of adverse event; inclusion of such information in the global safety database and the resulting periodic reports generated from the database for regulatory authorities globally

Duration of Processing: The duration of the Agreement to which this Exhibit C relates
Purpose of processing: Compliance with global and local regulatory safety and quality reporting requirements

Security measures:

(i)
IT systems are protected from malicious code through the use of updated anti-virus software.
(ii)
IT systems are protected from unauthorized network access through the use of firewalls.
(iii)
Wireless networks, except for guest networks, are encrypted and require a digital certificate or access code to prevent unauthorized network access and eavesdropping.
(iv)
Reasonable steps are taken to keep software updated and patched to mitigate security vulnerabilities and ensure the ongoing resilience of processing systems.
(v)
Reasonable steps are taken to protect IT systems, computers, mobile devices, data storage media and printed copies from theft, unauthorized access and disclosure, e.g. via logon restrictions, passwords, locks, role-based access and similar.
(vi)
Password procedures are in place, including requiring strong passwords, periodically updating passwords and ensuring that passwords are stored securely and protected from unauthorized access.
(vii)
Failed login attempts are logged and access is blocked after a certain number of failed login attempts.
(viii)
Measures are implemented to ensure the safe disposal of IT systems, computers, mobile devices, data storage media (incl. printed copies) to prevent data from being retrieved from discarded equipment or documents.
(ix)
Measures are implemented to be able to restore the availability and access to data in a timely manner in the event of a physical or technical incident.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

EXHIBIT D

PRE-APPROVED COUNTRIES FOR MSD COMPOUND STUDY

[***]

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

EXHIBIT E

PRESS RELEASE

IDEAYA Announces Clinical Collaboration to Evaluate IDE161 in Combination with KEYTRUDA® (pembrolizumab) in Patients with Endometrial Cancer

Trial will evaluate IDE161, IDEAYA’s investigational PARG inhibitor, in combination with KEYTRUDA® (pembrolizumab), Merck's anti-PD-1 therapy, in patients with MSI-high and MSS endometrial cancer

Potential first-in-class PARG inhibitor, in combination with anti-PD-1 therapy, targets two complementary mechanisms of anti-tumor immune response in endometrial cancer

IDEAYA will sponsor the clinical trial and Merck will provide KEYTRUDA

South San Francisco, CA, March [XX], 2024 – IDEAYA Biosciences, Inc. (Nasdaq:IDYA), a precision medicine oncology company committed to the discovery and development of targeted therapeutics, today announced that it has entered into a clinical trial collaboration and supply agreement with Merck (known as MSD outside the US and Canada) to evaluate the IDE161, the company’s investigational, potential first-in-class, small molecule poly (ADP-ribose) glycohydrolase, or PARG, inhibitor, in combination with KEYTRUDA® (pembrolizumab) Merck's anti-PD-1 therapy, in patients with microsatellite instability-, or MSI-, high and microsatellite stable, or MSS, endometrial cancer, in a Phase 1 clinical trial.

“We are excited to enter this collaboration as it allows study within and beyond the homologous recombination deficient (HRD) setting in endometrial cancer,” said Darrin Beaupre, M.D., Ph.D., Chief Medical Officer, IDEAYA Biosciences. “We are very pleased to collaborate with Merck on this trial evaluating IDE161 in combination with KEYTRUDA in patients with MSI-high and MSS endometrial cancer. IDEAYA’s IDE161 combination strategy is focused on advancing multiple high conviction rational combinations, including beyond the HRD biomarker setting,” said Yujiro S. Hata, President and Chief Executive Officer, IDEAYA Biosciences.

IDE161 is a small molecule inhibitor targeting PARG, that is being evaluated in a Phase 1 clinical trial, which is currently in its monotherapy expansion stage. The trial is strategically focused on estrogen receptor positive (ER+), human epidermal growth factor receptor 2 negative (Her2-) breast cancer with HRD, as well as other solid tumors with HRD, such as endometrial cancer, colorectal cancer and prostate cancer. In parallel, IDEAYA is continuing with a Phase 1 dose optimization. Of note, multiple partial responses by RECIST 1.1. and tumor shrinkage in priority solid tumor types were observed early in the Phase 1 dose escalation and dose expansion. IDE161 received the U.S. Food & Drug Administration Fast-Track designation for BRCA1/2 ovarian and breast cancers.

KEYTRUDA® is a registered trademark of Merck Sharp & Dohme LLC, a subsidiary of Merck & Co., Inc., Rahway, NJ, USA.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Under the clinical trial collaboration and supply agreement, Merck will provide KEYTRUDA to IDEAYA, which will be the sponsor of the Phase 1 clinical combination trial. IDEAYA and Merck each retain all commercial rights to their respective compounds, including as monotherapy or as combination therapies. The mechanistic rationale and preclinical data to support the IDE161 and PD-1 clinical combination will be provided as part of a future R&D update.

__________

About IDEAYA Biosciences

IDEAYA is a precision medicine oncology company committed to the discovery and development of targeted therapeutics for patient populations selected using molecular diagnostics. IDEAYA’s approach integrates capabilities in identifying and validating translational biomarkers with drug discovery to select patient populations most likely to benefit from its targeted therapies. IDEAYA is applying its research and drug discovery capabilities to synthetic lethality – which represents an emerging class of precision medicine targets.

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related the potential therapeutic benefits of IDE161 in combination with KEYTRUDA. IDEAYA undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of IDEAYA in general, see IDEAYA’s recent Annual Report on Form 10-K filed on February 20, 2024 and any current and periodic reports filed with the U.S. Securities and Exchange Commission.

Investor and Media Contact

IDEAYA Biosciences
Andres Ruiz Briseno

SVP, Head of Finance and Investor Relations
investor@ideayabio.com

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Schedule I

DATA SHARING SCHEDULE

[***]

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Schedule II

SAMPLE TESTING SCHEDULE

[***]

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.